                                                                    EXHIBIT 99.6

                        SETTLEMENT AGREEMENT AND RELEASES

                                  by and among

                              ALADDIN GAMING, LLC,
                       a Nevada limited liability company

                             NORTHWIND ALADDIN, LLC,
                       a Nevada limited liability company

                      JOHN HANCOCK LIFE INSURANCE COMPANY,
                     a Massachusetts life insurance company

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY,
                     a Massachusetts life insurance company

                     JOHN HANCOCK REASSURANCE COMPANY, LTD.,
                            a Bermuda limited company

                      STATE STREET BANK AND TRUST COMPANY,
                          a Massachusetts trust company

                                       and

                              ALADDIN BAZAAR, LLC,
                      a Delaware limited liability company

                                TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
1      Definitions......................................................................................................     2
       1.1      Terms...................................................................................................     2
       1.2      Terminology.............................................................................................     9
2      Settlement.......................................................................................................     9
       2.1      Agreement to Settle.....................................................................................     9
       2.2      Incorporation of Preliminary Statements.................................................................     9
       2.3      Incorporation of Exhibits and Schedules.................................................................     9
3      Gaming Bankruptcy Court Filings and Approvals....................................................................     9
       3.1      Motion to Approve Settlement Agreement and Assume Gaming/Northwind Agreements...........................     9
       3.2      Intentionally Omitted...................................................................................    10
       3.3      Intentionally Omitted...................................................................................    10
       3.4      Dismissal of Stewart Title..............................................................................    10
       3.5      Dismissal of Adversary Proceeding.......................................................................    10
       3.6      Individual Billing for Electric Service.................................................................    10
       3.7      Northwind Proofs of Claim...............................................................................    10
       3.8      Plan Approval...........................................................................................    10
       3.9      Contingent Revival and Reinstatement of Northwind Claims................................................    11
4      Conditions to Effectiveness of this Agreement....................................................................    11
5      Payments.........................................................................................................    12
       5.1      Payment of Cure Amount..................................................................................    12
       5.2      Calculation of Cure Amount..............................................................................    13
       5.3      Distribution of Cure Amount.............................................................................    14
       5.4      Payments by Gaming in the Ordinary Course...............................................................    15
       5.5      Procedures/Remedies.....................................................................................    15
6      Amendments to the ESA............................................................................................    15
       6.1      Return on Equity Amount.................................................................................    16
       6.2      Payment of Return on Equity Amounts.....................................................................    16
       6.3      Reduction of Operating Costs............................................................................    16
       6.4      Reduction of Notice Period for Customer's Option to Purchase............................................    16
       6.5      Profit from Operations..................................................................................    17
       6.6      No Amendments to Bazaar ESA.............................................................................    17
       6.7      Bazaar Consent to Amendments; Restoration of Rights.....................................................    17
7      Amendments to Hancock/State Street Loan Documents................................................................    17
       7.1      Note Purchase Agreement.................................................................................    17
       7.2      Accelerated Amortization................................................................................    18
       7.3      Agency and Disbursement Agreement.......................................................................    19
8      Standstill by the Hancock Entities, State Street and the Noteholders.............................................    19
9      Estoppel Certificate.............................................................................................    20
10     Notice of Default under the Hancock/State Street Loan Documents; Gaming's Right to Cure..........................    20
11     Protections in the Event of Future Bankruptcy....................................................................    21
12     Releases.........................................................................................................    21

       12.1     Release by Gaming.......................................................................................    21
       12.2     Release by Northwind....................................................................................    22
       12.3     Release by the Hancock Entities.........................................................................    22
       12.4     Release by State Street.................................................................................    23
       12.5     Release by Bazaar.......................................................................................    23
       12.6     Limitations on Releases.................................................................................    23
13     Representations and Warranties...................................................................................    24
       13.1     Representations and Warranties of Gaming................................................................    24
       13.2     Representations and Warranties of Northwind.............................................................    25
       13.3     Representations and Warranties of the Hancock Entities..................................................    26
       13.4     Representations and Warranties of State Street..........................................................    28
       13.5     Representations and Warranties of Bazaar................................................................    29
14     Covenants........................................................................................................    30
       14.1     Filings and Authorizations..............................................................................    30
       14.2     Intentionally Omitted...................................................................................    30
       14.3     EBITDA Reporting........................................................................................    30
15     Default of Settlement Agreement; Rights and Remedies.............................................................    31
       15.1     Settlement Agreement Default Event......................................................................    31
       15.2     Rights and Remedies.....................................................................................    31
       15.3     Collection Charges......................................................................................    31
16     Assignment.......................................................................................................    31
17     Fees and Expenses................................................................................................    32
18     Miscellaneous....................................................................................................    32
       18.1     Notices.................................................................................................    32
       18.2     Governing Law...........................................................................................    34
       18.3     Binding Effect..........................................................................................    34
       18.4     Effectiveness of Agreement and Findings and Conclusions if Approval and Assumption Order Does Not Become
                a Final Order...........................................................................................    35
       18.5     Waiver..................................................................................................    35
       18.6     Entire Agreement........................................................................................    35
       18.7     Attorneys' Fees.........................................................................................    35
       18.8     Amendment and Waiver....................................................................................    35
       18.9     Counterparts............................................................................................    35
       18.10    Further Assurances......................................................................................    35
       18.11    Survival of Representations and Warranties..............................................................    35
       18.12    Severability............................................................................................    36

EXHIBITS

A            Form of Approval and Assumption Order
B            Form of Estoppel Certificate
C            Form of ETT Stipulated Order of Settlement and Dismissal
D            Form of Stipulated Findings of Fact and Conclusions of Law in
             Support of Settlement Agreement and Request for Dismissal with
             Prejudice
E            Form of First Amendment to Agency and Disbursement Agreement
F            Form of First Amendment to Note Purchase Agreement
G            Form of Fourth Amendment to ESA
H            Description of Property and Equipment Owned by Northwind
I            Form of Dismissal of Stewart Title
J            Form of Dismissal of Adversary Proceeding
K            Form of Demand for the Deferred Cure Payment

SCHEDULES

6.1          Debt Service Amounts
6.2          Return on Equity Amounts
13.2(g)      Defaults or Events of Default under the Note Purchase Agreement

                        SETTLEMENT AGREEMENT AND RELEASES

         This Settlement Agreement and Releases (this "Agreement") is made and entered into as of the 6th day of November, 2002, by and among (i) Aladdin Gaming, LLC, a Nevada limited liability company; (ii) Northwind Aladdin, LLC, a Nevada limited liability company; (iii) John Hancock Life Insurance Company, a Massachusetts life insurance company, John Hancock Variable Life Insurance Company, a Massachusetts life insurance company and John Hancock Reassurance Company, Ltd., a Bermuda limited company; (iv) State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Collateral Agent for the Hancock Entities and the other Noteholders (all such terms as hereinafter defined); and (v) Aladdin Bazaar, LLC, a Delaware limited liability company. Capitalized terms used herein are defined in SECTION 1 of this Agreement.

                   PRELIMINARY STATEMENTS AND RECITALS OF FACT

         A. Gaming is the owner of the Aladdin Hotel and Casino (the "Hotel/Casino") which is the centerpiece of a 35-acre resort, casino and entertainment complex located at the center of Las Vegas Boulevard in Las Vegas, Nevada (the "Resort"). The Hotel/Casino includes a 2,567-room hotel, a 116,000-square foot casino, a 7,000-seat theatre for the performing arts and 90,000-square feet of convention and conference facilities. Adjacent to the Hotel/Casino is a themed shopping mall containing approximately 460,000-square feet of retail space known as the Desert Passage Mall ("Desert Passage") and a 4,800-space parking garage. Desert Passage and the parking garage are both owned separately by Bazaar.

         B. On December 3, 1997, Gaming and Northwind entered into the Development Agreement pursuant to which Gaming and Northwind contemplated the construction, operation and maintenance of primary and secondary onsite AC electrical generators, water heater and chillers commonly known as the central utility plant (the "CUP") and a 12,500-volt power distribution grid throughout the Hotel/Casino and Desert Passage.

         C. Contemporaneous with the execution of the Development Agreement, Gaming entered into the Lease pursuant to which Northwind leased from Gaming an approximately .62-acre parcel of land within the perimeter of the Resort for the purpose of constructing the CUP.

         D. On September 24, 1998, as contemplated by both the Development Agreement and Lease, Gaming and Northwind entered into the ESA.

         E. The Development Agreement, the Lease and the ESA were amended three times, the first such amendment being dated as of September 25, 1998 and the second and third such amendments being dated as of May 28, 1999. Among other things, the amendments relieved Northwind of its obligation to generate primary AC electricity and ultimately resulted in Gaming purchasing power directly from Nevada Power for use by the Hotel/Casino, Desert Passage and the CUP.

         F. All electricity used by the Hotel/Casino, Desert Passage and the CUP is measured by a single set of three power meters. Because the meters are in its name, Gaming receives the monthly billing statements from Nevada Power reflecting all energy consumption by the Hotel/Casino, Desert Passage and the CUP. Each month, Gaming forwards Nevada Power's monthly billing statements to Northwind which prepares a written report allocating power consumption among Gaming, Bazaar and Northwind. Subsequently, Northwind delivers to Gaming its allocation report, which, in turn, Gaming uses to bill Bazaar and Northwind for power consumption used by Desert Passage and the CUP.

         G. On September 28, 2001, Gaming filed a petition for relief under Chapter 11 of the Bankruptcy Code and is now a debtor and debtor-in-possession under the Bankruptcy Code before the Gaming Bankruptcy Court.

         H. On January 15, 2002, Gaming commenced the Adversary Proceeding seeking, among other things, to recharacterize the nature of the parties' interests in the CUP and related infrastructure.

         I. The parties hereto have agreed to settle their disputes on the terms and conditions set forth herein.

                                    AGREEMENT

         Now, therefore, in consideration of the payments, mutual promises, covenants, representations and warranties, and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         1.       Definitions.

                  1.1      Terms.

                           "Additional Amounts" shall have the meaning set forth
in Section 10.1 of the Note Purchase Agreement.

                           "Adequate Protection Order" shall mean that certain
Order on Motion to Compel Debtor to Assume or Reject the Executory Contract and Lease with Northwind Aladdin, LLC or, in the Alternative, Granting Northwind Aladdin, LLC Adequate Protection entered May 31, 2002 by the Gaming Bankruptcy Court.

                           "Adversary Proceeding" shall mean that certain
adversary proceeding filed in the Gaming Bankruptcy Case, bearing Adv. No. 02-1012-RCJ, commenced by Gaming on January 15, 2002 against Northwind, the Hancock Entities, Bazaar, State Street, Embassy & Co. and Stewart Title seeking, among other things, to recharacterize the nature of the parties' interests in the CUP and related infrastructure.

                           "Affiliate" shall have the meaning set forth in
Section 101(2) of the Bankruptcy Code, except that all references in such section to a "debtor" shall be deemed to be applicable to any Person and not just a Person which is a debtor under the Bankruptcy Code.

                           "Agency and Disbursement Agreement" shall mean that
certain Agency and Disbursement Agreement, dated as of June 7, 1999, by and among Northwind, the

Noteholders, State Street (as Collateral Agent and as Depositary Bank), and other secured parties named therein (as amended pursuant to the First Amendment to Agency and Disbursement Agreement), and as may be further amended, modified and/or supplemented and in effect from time to time.

                           "Agreement" shall mean this Settlement Agreement and
Releases, including all of the exhibits and schedules attached hereto.

                           "Approval and Assumption Motion" shall mean that
Motion to (i) Approve Settlement Agreement and Releases Respecting Central Utility Plant Litigation Pursuant to Fed. R. Bankr. P. 9019 and (ii) Assume Certain Agreements Respecting the Central Utility Plant in a form reasonably satisfactory to each of the Parties to this Agreement to be filed in the Gaming Bankruptcy Case pursuant to SECTION 3.1 hereof.

                           "Approval and Assumption Order" shall mean the order
approving the Approval and Assumption Motion in its entirety in substantially the same form as attached as EXHIBIT "A" to this Agreement.

                           "Assumed Contracts" shall have the meaning set forth
in SECTION 3.1 of this Agreement.

                           "Bankruptcy Code" shall mean Title 11 of the United
States Code, 11 U.S.C. Section 101, et seq., as amended from time to time.

                           "Bankruptcy Rules" shall mean the Federal Rules of
Bankruptcy Procedure and the local rules of the Gaming Bankruptcy Court, as applicable to the Gaming Bankruptcy Case, as now in effect or hereinafter amended.

                           "Bazaar" shall mean Aladdin Bazaar, LLC, a Delaware
limited liability company.

                           "Bazaar ESA" shall mean that certain Energy Service
Agreement dated as of September 24, 1998 by and between Northwind and Bazaar, as amended.

                           "Billing Report" shall have the meaning set forth in
SECTION 5.5 of this Agreement.

                           "Business Day" shall mean any day other than a
Saturday, Sunday or other day on which commercial banks in Clark County, Nevada are authorized or required by law to close.

                           "Consumption Charges" shall have the meaning as set
forth in Section 2.5(b) of the ESA, determined in accordance with Section II ("Consumption Charges") of Exhibit C to the ESA.

                           "CUP" shall have the meaning set forth in the
Preliminary Statements.

                           "Cure Amount" shall have the meaning set forth in
SECTION 5.1 of this Agreement.

                           "Debt Amount" shall have the meaning set forth in
Annex A of the ESA (under the definition of "Make Whole Amount").

                           "Debt Service Amounts" shall have the meaning, as
applicable, (a) with respect to the ESA, as set forth in Section I(D) of Exhibit C ("Contract Capacity Charges and Consumption Charges") to the ESA, and (b) with respect to the Bazaar ESA, as set forth in Exhibit C ("Contract Capacity Charge") to the Bazaar ESA.

                           "Default Notice" shall have the meaning set forth in
SECTION 10 of this Agreement.

                           "Deferred Cure Payment" shall have the meaning set
forth in SECTION 5.1 of this Agreement.

                           "Desert Passage" shall have the meaning set forth in
the Preliminary Statements.

                           "Development Agreement" shall mean that certain
Development Agreement, dated December 13, 1997, by and between Northwind and Gaming, as amended.

                           "EBITDA" shall have the meaning set forth in SECTION
5.1 of this Agreement.

                           "Effective Date" shall have the meaning set forth in
SECTION 12.1 of this Agreement.

                           "ESA" shall mean that certain Energy Service
Agreement, dated as of September 24, 1998, by and between Northwind and Gaming, as amended (including as amended pursuant to the Fourth Amendment to ESA).

                           "ESCA" shall mean that certain Energy Services
Coordination Agreement, dated as of May 28, 1999, by and between Gaming and Bazaar.

                           "Estoppel Certificate" shall mean that certain
Estoppel Certificate in substantially the same form as attached as EXHIBIT "B" to this Agreement to be executed by each of the Hancock Entities and State Street and delivered to Northwind, Gaming and Bazaar.

                           "ETT" shall mean ETT Nevada Inc., a Nevada
corporation, the holder of a 75% membership interest in Northwind.

                           "ETT Bankruptcy Case" shall mean the Chapter 11
bankruptcy case filed by ETT in the ETT Bankruptcy Court styled In re ETT Nevada, Inc., Case No. 02-13225.

                           "ETT Bankruptcy Court" shall mean the United States
Bankruptcy Court for the Northern District of Illinois, Eastern Division.

                           "ETT Stipulated Order of Settlement and Dismissal"
means that certain ETT Stipulated Order of Settlement and Dismissal, in the form attached hereto as EXHIBIT "C" providing for (i) the immediate dismissal of the ETT Bankruptcy Case and (ii) the release by ETT and Northwind, jointly and severally, of and from any and all claims, actions, causes of action and liabilities in any way relating to the ETT Bankruptcy Case, any acceleration by the Hancock Entities and/or State Street of amounts due under the Note Purchase Agreement, any putative violation of 11 U.S.C. Section 362 or any other provision of the Bankruptcy Code, and/or any position taken by the Hancock Entities or State Street in connection with ETT or the ETT Bankruptcy Case.

                           "Excluded Claims" shall have the meaning set forth in
SECTION 12.6 of this Agreement.

                           "Final Order" shall mean a docketed order, judgment
or other decree of the Gaming Bankruptcy Court (or, with reference to the ETT Stipulated Order of Settlement and Dismissal, the ETT Bankruptcy Court) that has not been vacated, reversed, modified, amended or stayed and for which the time to appeal or seek review or rehearing has expired.

                           "Findings and Conclusions" shall mean the Stipulated
Findings of Fact and Conclusions of Law in Support of Settlement Agreement and Request for Dismissal with Prejudice in substantially the same form as attached as EXHIBIT "D" to this Agreement, which Findings and Conclusions are to be signed by each of the parties hereto and filed with the Gaming Bankruptcy Court concurrently with the filing of the Approval and Assumption Order.

                           "First Amendment to Agency and Disbursement
Agreement" shall mean that certain First Amendment to Agency and Disbursement Agreement substantially in the same form as attached as EXHIBIT "E" to this Agreement.

                           "First Amendment to Note Purchase Agreement" shall
mean that certain First Amendment to Note Purchase Agreement in substantially the same form as attached as EXHIBIT "F" to this Agreement.

                           "Fourth Amendment to ESA" shall mean that certain
Fourth Amendment to Energy Service Agreement in substantially the same form as attached as EXHIBIT "G" to this Agreement.

                           "Gaming" shall mean Aladdin Gaming, LLC, a Nevada
limited liability company.

                           "Gaming Bankruptcy Case" shall mean the Chapter 11
bankruptcy case filed by Gaming in the Gaming Bankruptcy Court styled In re Aladdin Gaming, LLC, Case No. BK-S-01-20141-RCJ.

                           "Gaming Bankruptcy Court" shall mean the United
States Bankruptcy Court for the District of Nevada, Southern Division.

                           "Gaming/Northwind Agreements" shall mean,
collectively, the Development Agreement, the Lease and the ESA, each as amended (including as amended by the Fourth Amendment to ESA).

                           "GECC" shall mean, collectively, General Electric
Capital Corporation and General Motors Acceptance Corporation.

                           "Hancock Entities" shall mean, collectively, JHL,
JHRC and JHVL, together with their respective nominee holders, if any.

                           "Hancock/State Street Loan Documents" shall mean (i)
the Agency and Disbursement Agreement, (ii) the Note Purchase Agreement, (iii) the Notes (as defined in Section 1.2 of the Note Purchase Agreement), (iv) the Security Agreement, dated as of June 7, 1999, between Northwind and State Street, (v) the Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of April 5, 1999, among Northwind as Trustor, Stewart Title as Trustee and State Street as Beneficiary, (vi) the Pledge Agreement, dated as of June 7, 1999, between UTT Nevada, Inc. (now ETT Nevada, Inc.) and State Street, (vii) the Pledge Agreement, dated as of June 7, 1999, between NEICO and State Street, (viii) the SNDA, (ix) the Bazaar Consent (as defined in the Note Purchase Agreement), (x) the UTT Nevada and Nevada Electric Consent (as defined in the Note Purchase Agreement), (xi) the Bazaar Lenders' Consent (as defined in the Note Purchase Agreement) and (xii) all UCC financing statements relating to any of the foregoing, in each case as such agreements may have been or may be amended, modified, supplemented and/or assigned and in effect from time to time.

                           "Hotel/Casino" shall have the meaning set forth in
the Preliminary Statements.

                           "Impositions" shall have the meaning set forth in
Section I(D) of Exhibit C ("Contract Capacity Charges and Consumption Charges") to the ESA.

                           "Initial Term" shall have the meaning set forth in
Annex A to the ESA.

                           "Interim Equity Return Period" shall have the meaning
set forth in SECTION 6.1 of this Agreement.

                           "JHL" shall mean the John Hancock Life Insurance
Company, a Massachusetts life insurance company.

                           "JHRC" shall mean the John Hancock Reassurance
Company, Ltd., a Bermuda limited company.

                           "JHVL" shall mean the John Hancock Variable Life
Insurance Company, a Massachusetts life insurance company.

                           "Lease" shall mean that certain Lease, dated December
3, 1997, by and between Northwind and Gaming, as amended.

                           "Leased Premises" shall mean that certain
approximately .62-acre parcel of real property leased by Gaming to Northwind pursuant to the Lease.

                           "Make Whole Amount" shall mean, except as otherwise
provided herein, (a) with respect to the ESA, as set forth in Annex A of the ESA (as amended pursuant to the Fourth Amendment to ESA), and (b) with respect to the Bazaar ESA, as set forth in Annex A of the Bazaar ESA (which incorporates by reference the definition of "Make Whole Amount" as set forth in the ESA).

                           "Motion to Dismiss" shall have the meaning set forth
in SECTION 8 of this Agreement.

                           "NEICO" shall mean Nevada Electric Investment
Company, a Nevada corporation and the holder of a 25% membership interest in Northwind.

                           "Nevada Power" shall mean Nevada Power Company, a
Nevada corporation and an Affiliate of NEICO.

                           "Nevada Power Bill" shall have the meaning set forth
in SECTION 5.5 of this Agreement.

                           "Northwind" shall mean Northwind Aladdin, LLC, a
Nevada limited liability company.

                           "Northwind Facilities" shall mean the energy facility
(including, without limitation, the CUP) constructed and/or located on the Leased Premises, together with all of the Supplier Interconnection Equipment. The Northwind Facilities include, without limitation, all of the equipment, property, buildings and other assets described on EXHIBIT "H" attached to this Agreement.

                           "Northwind Proofs of Claim" shall mean those certain
proofs of claim filed by Northwind in the Gaming Bankruptcy Case on February 1, 2002, one claiming a debt in the amount of $1,018,350.91 and the other showing the debt as "unknown."

                           "Note Purchase Agreement" shall mean that certain
Note Purchase Agreement, dated as of March 31, 1999, between Northwind and the Purchasers party thereto (as amended pursuant to the First Amendment to Note Purchase Agreement), and as may be further amended, modified and/or supplemented and in effect from time to time.

                           "Noteholder Majority" shall have the meaning set
forth in SECTION 5.1 of this Agreement.

                           "Noteholders" shall mean any person or entity that at
any time is a "Purchaser" as defined in the Note Purchase Agreement or a holder (including any nominee holder) of any interest or participation interest in any of the Notes (as defined in the Note Purchase Agreement).

                           "Operational Charges" shall have the meaning set
forth in Section I(D) of Exhibit C ("Contract Capacity Charges and Consumption Charges") to the ESA.

                           "Payment Date" shall mean the date that is the first
Business Day that is at least five days after the date the Approval and Assumption Order becomes a Final Order.

                           "Person" shall mean any individual, corporation,
partnership, joint venture, association, joint stock company, trust, unincorporated organization or governmental authority or regulatory body.

                           "Petition Date" shall mean September 28, 2001.

                           "Post-Petition" shall mean the period commencing on
September 28, 2001 and continuing thereafter.

                           "Preliminary Statements" shall mean the Preliminary
Statements and Recitals of Fact commencing on page 1 of this Agreement.

                           "Pre-Petition" shall mean the period prior to
September 28, 2001.

                           "Resort" shall have the meaning set forth in the
Preliminary Statements.

                           "Return on Equity Amounts" shall have the meaning set
forth in Section I(D) of Exhibit C ("Contract Capacity Charges and Consumption Charges") to the ESA.

                           "Settlement Agreement Default Event" shall have the
meaning set forth in SECTION 15.1 of this Agreement.

                           "Settlement Term Sheet" shall mean that certain
Settlement Term Sheet, dated as of July 24, 2002, by and between the parties hereto, as revised pursuant to that certain revised Settlement Term Sheet, dated as of September 13, 2002, each as may be amended.

                           "Side Letter" shall mean that certain Settlement Side
Letter dated as of July 16, 2002 by and among Northwind, the Hancock Entities and State Street, as amended.

                           "SNDA" shall mean that certain Subordination,
Non-Disturbance and Attornment Agreement and Consent, dated as of June 7, 1999, by and among Gaming, Northwind, State Street and the other parties thereto, as may be amended.

                           "State Street" shall mean State Street Bank and Trust
Company, solely in its capacity as Collateral Agent for the Hancock Entities under the Security Agreement, dated as of June 7, 1999, the Agency and Disbursement Agreement, the Pledge Agreement, dated as of June 7, 1999, the Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of April 5, 1999, and all other agreements for which State Street Bank and Trust Company serves as Collateral Agent with respect to the Northwind Aladdin, LLC, Floating Rate Series A Senior Secured Notes and Fixed Rate Series B Senior Secured Notes.

                           "Stewart Title" shall mean Stewart Title of Nevada, a
Nevada corporation.

                           "Supplier Interconnection Equipment" shall have the
meaning set forth in Annex A of the ESA and in Annex A of the Bazaar ESA.

                           "Total Debt Service" shall have the meaning set forth
in SECTION 5.1 of this Agreement.

                  1.2 Terminology. Unless the context otherwise requires, all personal provisions used in this Agreement, whether masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. Titles of Articles, Sections and Subsections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. The use herein of the word "including" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but shall be deemed to refer to all other items and matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

         2.       Settlement.

                  2.1 Agreement to Settle. The parties hereto agree to settle all of their respective disputes and controversies with respect to the subject matter of this Agreement, including those asserted in the Adversary Proceeding, on the terms and conditions set forth herein.

                  2.2 Incorporation of Preliminary Statements. The Preliminary Statements are incorporated by reference as though more fully set forth herein.

                  2.3 Incorporation of Exhibits and Schedules. Each of the exhibits and schedules to this Agreement are incorporated herein by reference as though more fully set forth herein.

         3.       Gaming Bankruptcy Court Filings and Approvals.

                  3.1 Motion to Approve Settlement Agreement and Assume Gaming/Northwind Agreements. Within five Business Days after execution of this Agreement, Gaming shall cause to be filed with the Gaming Bankruptcy Court the Approval and Assumption Motion (which shall be in form and substance reasonably satisfactory to each of the Parties to this Agreement), pursuant to which Gaming shall seek an order of the Gaming Bankruptcy Court (i) approving this Agreement in its entirety and (ii) authorizing the assumption of the ESA, the Lease, the SNDA and the ESCA (in each case as amended on the terms described in this Agreement) (collectively, the "Assumed Contracts"). Payment of the Cure Amount shall be deemed to constitute "cure" pursuant to Section 365(b)(1)(A) of the Bankruptcy Code, and Gaming shall not be required to compensate any party for any actual pecuniary loss pursuant to Section 365(b)(1)(B) of the Bankruptcy Code or demonstrate adequate assurance of future performance pursuant to Section 365(b)(1)(C) of the Bankruptcy Code. The other parties hereto shall cooperate with one another and with Gaming with respect to the filing of the Approval and Assumption Motion, and, if requested by Gaming, shall file joinders in support of the Approval and Assumption Motion. In no event shall any party to this Agreement file an opposition to the Approval and Assumption Motion.

                  3.2      Intentionally Omitted.

                  3.3      Intentionally Omitted.

                  3.4 Dismissal of Stewart Title. Stewart Title shall be dismissed from the Adversary Proceeding with prejudice prior to or upon the Approval and Assumption Order becoming a Final Order, pursuant to the form of dismissal attached as EXHIBIT "I" to this Agreement.

                  3.5 Dismissal of Adversary Proceeding. Subject to the Approval and Assumption Order becoming a Final Order and as an element of this Agreement, within two Business Days after the payment of the Cure Amount on the Payment Date, Gaming shall cause the Adversary Proceeding to be dismissed with prejudice pursuant to the form of dismissal attached as EXHIBIT "J" to this Agreement.

                  3.6 Individual Billing for Electric Service. Northwind shall grant access to its switch equipment and make its submetering equipment and internal metering data available to Nevada Power, either pursuant to stipulation or order of the Gaming Bankruptcy Court (and, if such a stipulation is not reached, Northwind agrees not to oppose any motion which may be filed by Gaming requesting such an order), so as to facilitate (i) the allocation of electricity charges for power consumption as among Gaming, Bazaar, Northwind and any other customer of Northwind, (ii) the separate invoicing for such power consumption to each of Gaming, Bazaar, Northwind and any other customer of Northwind by Nevada Power, and (iii) Nevada Power's utilization of Northwind's switching equipment to terminate power to any of those persons who do not pay invoices for power. Nothing in this Agreement shall be deemed or construed to prohibit the parties and Nevada Power from agreeing to the installation of separate power meters to measure the electricity delivered to Gaming, Northwind and Bazaar and, based thereon, to separately bill each of those entities for the power delivered to such party. In the event separate power meters are installed, the ESA and the Bazaar ESA shall be modified accordingly to reflect such separate power metering and to delete any obligations on the part of Northwind with respect to the allocation of electricity invoices from Nevada Power as among Gaming, Bazaar and Northwind.

                  3.7 Northwind Proofs of Claim. Within five days after the payment of the Cure Amount to Northwind by Gaming, Northwind shall cause the Northwind Proofs of Claim to be amended to conform to this Agreement. The consideration flowing to Northwind under this Agreement (including, without limitation, payment of the Cure Amount) shall be deemed to constitute agreed treatment with respect to the Northwind Proofs of Claim, as so amended.

                  3.8 Plan Approval. In its plan of reorganization to be filed in the Gaming Bankruptcy Case, Northwind's claims shall be treated as set forth in this Agreement. Northwind, the Hancock Entities and State Street, solely in its capacity as Collateral Agent as defined above in SECTION 1.1, agree that they shall not object to (and to the extent permitted by applicable law shall vote in favor of) confirmation of such plan of reorganization provided that such plan of reorganization is fully consistent with this Agreement and does not contain any provisions which would materially and adversely affect any of those entities' rights and remedies under any of the

Assumed Contracts or the Hancock/State Street Loan Documents, relating to the Northwind Facilities.

                  3.9 Contingent Revival and Reinstatement of Northwind Claims. In the event that a court of competent jurisdiction shall at any time require Northwind to return to Gaming, reorganized Gaming or any assignee of or successor-in-interest to Gaming or reorganized Gaming all or any portion of the consideration received or to be received in the future by Northwind under this Agreement (including, without limitation, all or any portion of the Cure Amount) pursuant to any legal theory whatsoever (including, without limitation, any state or federal fraudulent transfer, preference or other law or equitable principle), all of Northwind's claims as set forth in the Northwind Proofs of Claim (as originally filed) shall automatically revive and be reinstated in full, and Northwind shall be entitled to (but shall not be required to) further amend the Northwind Proofs of Claim to assert such revived and reinstated claims against Gaming's bankruptcy estate or the bankruptcy estate of reorganized Gaming or any assignee of or successor-in-interest to Gaming, and shall also be entitled to assert all such revived and reinstated claims against any successor-in-interest to Gaming pursuant to any plan of reorganization or pursuant to any future assignment of the Gaming/Northwind Agreements pursuant to
Section 365(f) of the Bankruptcy Code.

         4. Conditions to Effectiveness of this Agreement. Except where the context indicates that a particular provision is intended to be immediately operative from and after the date of execution of this Agreement, the effectiveness of this Agreement shall be subject to the satisfaction of, or written waiver of (pursuant to a writing signed by each party to this Agreement affected by such condition), each of the following conditions:

                           (a)      Entry of the Approval and Assumption Order
by the Gaming Bankruptcy Court, in form and substance acceptable to each party to the Agreement;

                           (b)      The Approval and Assumption Order having
become a Final Order;

                           (c)      Execution of this Agreement by each party to
this Agreement and each exhibit or schedule to the Agreement to which it is a party;

                           (d)      Approval by the Gaming Bankruptcy Court of
the Findings and Conclusions pursuant to a Final Order;

                           (e)      Payment of the Cure Amount on the Payment
Date;

                           (f)      Payment (i) by Gaming to Northwind of all
Debt Service Amounts, Consumption Charges, Operational Charges and Impositions required to be paid on or before the date the Approval and Assumption Order becomes a Final Order and (ii) by Northwind to the Hancock Entities, in their capacity as the current Noteholders, of all principal and interest payments required to be paid under the Note Purchase Agreement on or before the date the Approval and Assumption Order becomes a Final Order;

                           (g)      ETT, the Hancock Entities and State Street
shall have submitted to the ETT Bankruptcy Court for entry the ETT Stipulated Order of Settlement and Dismissal; and

                           (h)      No material breach of any of the covenants
set forth in SECTION 14 of this Agreement through and including the Payment
Date.

         5.       Payments.

                  5.1 Payment of Cure Amount. The parties hereto acknowledge and agree that the amount to cure the defaults under the ESA is $2,573,771.61 calculated as of August 15, 2002 (the "Cure Amount"). Of the Cure Amount, the sum of $1,861,898.50 (calculated as of August 15, 2002, and subject to adjustment as set forth herein) shall be paid by Gaming to Northwind in immediately available funds on the Payment Date. The Cure Amount shall be increased by (i) all Post-Petition Consumption Charges, Debt Service Amounts (at the non-default rate), Operational Charges and Impositions which become due and are invoiced by Northwind to Gaming between August 16, 2002 and the date of this Agreement in accordance with the ESA and which have not previously been paid by Gaming as of the Payment Date plus (ii) (but without duplication of any amounts described in this SECTION 5.1) all amounts which become due and are invoiced by Northwind to Gaming from and after the date of this Agreement as set forth in
SECTION 5.4 below which have not been paid prior to the Payment Date plus (iii) the per diem amounts as set forth in SECTION 5.2(e) below in respect of Return on Equity Amounts owed by Gaming for each day from August 16, 2002 through the end of the Interim Equity Return Period. The remaining portion of the Cure Amount which exceeds $1,861,898.50 (the "Deferred Cure Payment") shall be payable only in the event that either the Gaming Bankruptcy Case is converted to a proceeding under Chapter 7 of the Bankruptcy Code or (x) the Gaming Bankruptcy Court has entered a Final Order approving the assignment of the Gaming/Northwind Agreements to a third-party assignee or confirming a plan of reorganization or liquidation for Gaming and (y) for not less than four consecutive fiscal quarters, the EBITDA (as defined herein) of such third-party assignee (or the portion of such EBITDA derived from assets purchased from Gaming) or Gaming itself, as the case may be, equals or exceeds 125% of the Total Debt Service (as defined herein) of such third-party assignee (or the portion of such EBITDA derived from assets purchased from Gaming) or Gaming itself, as the case may be, tested quarterly for the period of four fiscal quarters then ending and (z) a majority of the Noteholders measured by principal amount (the "Noteholder Majority"), in its discretion, shall have delivered written notice in substantially the form attached as EXHIBIT "K" to this Agreement to Gaming or its assignee demanding payment of the Deferred Cure Payment or such lesser amount as is specified by the Noteholder Majority in its discretion in such notice, provided that interest shall accrue on the Deferred Cure Payment at the rate of 6% per annum from the Payment Date until the Deferred Cure Payment is paid in full. In the event that condition (y) above is not satisfied within the five years immediately following the Gaming Bankruptcy Court's entry of a Final Order approving the assignment of the Gaming/Northwind Agreements to a third-party assignee or confirming a plan of reorganization or liquidation for Gaming, the obligation to pay the Deferred Cure Payment shall terminate. For purposes of the foregoing provisions, all Return on Equity Amounts payable under the ESA shall be counted as debt in calculating Total Debt Service pursuant to clause (y) above.

         For purposes of this Agreement, "EBITDA" shall mean, for Gaming or any purchaser of Gaming's assets pursuant to a sale conducted under Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization or any secured creditor which acquires assets pursuant to a credit bid under Section 363(k) of the Bankruptcy Code or pursuant to judicial or non-judicial foreclosure or deed in lieu of foreclosure, for any applicable period, the sum (without duplication) of: (a) net income for such period; plus (b) the amount deducted in determining net income for such period, representing: (i) interest expense (whether paid in cash or deferred); plus (ii) the amount deducted, in determining net income, of all federal, state and local income taxes (whether paid in cash or deferred); plus (iii) depreciation of assets; plus (iv) amortization; plus (v) any non-cash, non-recurring asset or liability valuation adjustments recorded by Gaming to comply with accounting principles generally accepted in the United States. For purposes of this Agreement, "Total Debt Service" shall mean (a) with respect to any applicable period, prior to confirmation of a plan of reorganization in the Gaming Bankruptcy Case, the sum of all payments made by or on behalf of Gaming permitted by either the Bankruptcy Code or order of the Gaming Bankruptcy Court to Gaming's senior secured lenders, GECC (or any lender who provides substitution or replacement financing in respect of the obligations due those entities) and all payments of Debt Service Amounts and the Cure Payment due to Northwind under this Agreement, or (b) with respect to any applicable period, subsequent to the entry of a Final Order confirming a plan of reorganization in the Gaming Bankruptcy Case, either
(i) the sum of all payments made by reorganized Gaming respecting the reorganized indebtedness of Gaming's senior secured lenders and GECC (and all replacement or substitution financing in respect of the obligations due those entities), payments on all capitalized leases and payments of Debt Service Amounts and Return on Equity Amounts due to Northwind, or (ii) in the event of a sale of all or substantially all of Gaming's assets (whether pursuant to Sections 363 and 365 of the Bankruptcy Code, a confirmed plan of reorganization in the Gaming Bankruptcy Case or both), the sum of all payments made by such purchaser to lenders of indebtedness secured by liens and security interests encumbering the Hotel/Casino and other acquired assets, payments due on all capitalized leases, and payments of Debt Service Amounts and Return on Equity Amounts due to Northwind.

                  5.2 Calculation of Cure Amount. The Cure Amount is calculated as follows:

                           (a)      All Post-Petition Consumption Charges,
inclusive of all Post-Petition "true-up" amounts as calculated by Northwind in accordance with the ESA. Gaming and Northwind agree that, as of August 15, 2002, there remains outstanding the sum of $178,347.44 in respect of Post-Petition Consumption Charges.

                           (b)      All Post-Petition Debt Service Amounts,
calculated at the non-default rate. Gaming and Northwind agree that, as of August 15, 2002, there remains outstanding the sum of $1,066,057.21 in respect of Post-Petition Debt Service Amounts.

                           (c)      All Post-Petition Operational Charges,
inclusive of all Post-Petition "true-up" amounts as calculated by Northwind in accordance with the ESA. Gaming and Northwind agree that, as of August 15, 2002, there remains outstanding the sum of $89,522.48 in respect of Post-Petition Operational Charges.

                           (d)      All Post-Petition Impositions. Gaming and
Northwind agree that, as of August 15, 2002, there are no amounts outstanding in respect of Post-Petition Impositions.

                           (e)      With respect to Post-Petition Return on
Equity Amounts, Gaming shall pay to Northwind the sum of $1,282,880.91, which represents a 10% annual return

(calculated for the period from October 2001 through August 15, 2002) on the agreed outstanding equity balance of $14,724,884.89 allocated to Gaming as of the Petition Date, together with an additional per diem amount of $4,034.22 for each day from August 16, 2002 through the end of the Interim Equity Return Period.

                           (f)      The Cure Amount is net of a credit in
Gaming's favor, representing all Pre-Petition and Post-Petition power charges (Northwind's allocated share of Nevada Power Bills) not previously paid by Northwind to Gaming or otherwise credited by Northwind in Gaming's favor on invoices. Gaming and Northwind agree that, as of August 15, 2002, the sum of ($335,949.95) in respect of Northwind's allocated share of Post-Petition Nevada Power Bills remained outstanding from Northwind to Gaming (which amount is net of all credits previously taken by Gaming against amounts otherwise required to be paid by Gaming to Northwind pursuant to the Adequate Protection Order). The amount of this credit shall be increased, and thus the Cure Amount shall be decreased, to the extent of Northwind's allocated share of all post-August 16, 2002 Nevada Power Bills if not otherwise paid by Northwind.

                           (g)      The Cure Amount is net of a credit in
Gaming's favor in the amount of ($43,919.64), representing Gaming's share of Pre-Petition and Post-Petition interest earned on bank reserves credited by Northwind in Gaming's favor.

                           (h)      The Cure Amount includes the additional sum
of $336,833.16 in respect of all Pre-Petition amounts owing by Gaming to Northwind, as set forth in the Northwind Proofs of Claim, and as compromised by such payment by way of additional Cure Amount.

                           (i)      The Cure Amount does not include the
additional sum of $584,089.41, which amount represents an agreed reduction in the amount of the claim set forth in the Northwind Proofs of Claim in respect of all Pre-Petition Return on Equity Amounts which have not been paid by Gaming.

                  5.3 Distribution of Cure Amount. The Cure Amount shall be used and distributed as follows: (a) the sum of $1,561,898.50 (calculated as of August 15, 2002, and subject to adjustment as provided herein) payable by Gaming to Northwind on the Payment Date shall be available exclusively to Northwind and may be utilized by Northwind for any lawful purpose, including, without limitation, for the purposes of (i) first, to replenish all reserves required under the Agency and Disbursement Agreement and/or the Note Purchase Agreement to their required levels (and Northwind hereby agrees to utilize such portion of the Cure Amount as is necessary for such purpose); provided, however, that the amount of such reserves shall be calculated based upon Schedule III of the Note Purchase Agreement and shall not be subject to increase by virtue of the provisions of this Agreement, including the accelerated amortization provided for in the First Amendment to Note Purchase Agreement; and provided further, however, that Northwind may withdraw funds as provided in the First Amendment to Agency and Disbursement Agreement and SECTION 7.3 hereof; (ii) second, to make any and all payments required to be made by Northwind to the Hancock Entities and/or State Street under the Hancock/State Street Loan Documents, and payment or reimbursement of the Hancock Entities' and State Street's reasonable attorneys' fees and expenses pursuant to the Hancock/State Street Loan Documents to the extent not previously paid or reimbursed (and Northwind hereby agrees to utilize such portion of the Cure Amount as is necessary for such purpose); (iii) third, to pay any and all attorneys' fees and expenses incurred by Northwind in connection with the Adversary Proceeding and the Gaming Bankruptcy Case, or reimbursing Northwind's Affiliated entities to the extent such Affiliated entities have heretofore advanced funds for the purpose of paying such attorneys' fees and expenses; and (iv) fourth, to pay or make provision for all expenses incurred and to be incurred by Northwind in connection with the ongoing operation of its business, including for working capital necessary for Northwind to conduct its business on a going-forward basis; (b) the sum of $300,000 of that portion of the Cure Amount which is payable by Gaming to Northwind on the Payment Date shall be utilized by Northwind exclusively for the purpose of accelerated amortization of the outstanding principal balance owed by Northwind to the Noteholders under the Note Purchase Agreement, and shall be payable to the Noteholders immediately upon Northwind's receipt of that portion of the Cure Amount which is payable by Gaming to Northwind on the Payment Date; and (c) the Deferred Cure Payment, together with any and all interest paid or payable thereon as set forth in SECTION 5.1 of this Agreement, shall be utilized by Northwind exclusively for the purpose of accelerated amortization of the outstanding principal balance owed by Northwind to the Noteholders under the Note Purchase Agreement, and shall be payable by Northwind to the Noteholders for such purpose within five Business Days following the receipt by Northwind from Gaming of the Deferred Cure Payment.

                  5.4 Payments by Gaming in the Ordinary Course. From the date of execution of this Agreement through the date the Approval and Assumption Order becomes a Final Order, Gaming shall pay all amounts invoiced by Northwind to Gaming in the ordinary course for continuing Consumption Charges, Debt Service Amounts (at the non-default rate), Operational Charges and Impositions in accordance with the Adequate Protection Order. All amounts required to be paid to Northwind pursuant to the ESA (as modified) shall continue to be so paid, without diminution, notwithstanding any future transfer by the Hancock Entities (or any of them), ETT or NEICO of their respective claims against or interests in Northwind.

                  5.5 Procedures/Remedies. The parties (other than the Hancock Entities and State Street) share a single set of three power meters in respect of which Gaming receives monthly invoices from Nevada Power. Unless otherwise specified by a Final Order of the Gaming Bankruptcy Court, upon receipt of monthly power billings ("Nevada Power Bill"), consistent with the past dealings between the parties, Gaming shall forward the monthly power invoices to Northwind for an allocation of payment between Gaming, Northwind and Bazaar within five Business Days of receipt. Within five Business Days of receipt of each monthly Nevada Power Bill, Northwind shall deliver to Gaming a detailed billing report (the "Billing Report") specifying the power consumption allocated between the parties for such month. Within five Business Days of receipt of the Billing Report, Gaming shall invoice both Northwind and Bazaar for their actual power usage without mark-up or profit. Within 30 days of being invoiced, Northwind shall reimburse Gaming for its invoiced power consumption. Within 30 days of being invoiced, Bazaar shall pay Nevada Power directly for its invoiced power consumption.

         6. Amendments to the ESA. The parties hereto agree that the ESA shall be amended as set forth herein and in substantially the form of the Fourth Amendment to ESA attached hereto.

                  6.1 Return on Equity Amount. Exhibit "C" to the ESA shall be amended to provide that, for all periods from and after the Petition Date through the earlier of (i) the date the Cure Amount is paid or (ii) December 24, 2002 (the "Interim Equity Return Period"), the required equity rate of return shall be reduced from 20% to 10%. From and after the conclusion of the Interim Equity Return Period, the Return on Equity Amounts shall continue to be calculated based upon a 10% equity rate of return. All other provisions of the ESA that are affected by this agreed change in the equity rate of return shall be similarly modified. As more fully set forth in SECTION 7 of this Agreement, the First Amendment to Note Purchase Agreement and the First Amendment to Agency and Disbursement Agreement, no modification of the Note Purchase Agreement or any of the other Hancock/State Street Loan Documents (including, without limitation, with respect to the accelerated amortization payments to be made pursuant to the First Amendment to Note Purchase Agreement) or payment of the Deferred Cure Payment shall operate or be deemed to operate to reduce, modify or otherwise affect Debt Service Amounts under the ESA or the Bazaar ESA, or Gaming's and Bazaar's respective obligations to pay such amounts in accordance with the ESA and the Bazaar ESA, respectively, nor the calculation of the Make Whole Amounts under the ESA or the Bazaar ESA, which Debt Service Amounts shall be payable as set forth in SCHEDULE 6.1 to this Agreement and Schedule 2 to the Fourth Amendment to ESA notwithstanding any such modification to the Note Purchase Agreement or any of the other Hancock/State Street Loan Documents (including, without limitation, with respect to such accelerated amortization payments and notwithstanding payment of the Deferred Cure Payment).

                  6.2 Payment of Return on Equity Amounts. The Initial Term of the ESA shall not be modified, and the ESA and the Lease shall remain subject to the renewal provisions set forth therein upon the conclusion of the Initial Term. The monthly Return on Equity Amounts required to be paid by Gaming from and after the date the Approval and Assumption Order becomes a Final Order shall be recalculated based upon the agreed reduction in the equity rate of return to 10%, with the entire agreed outstanding equity balance of $14,724,884.89 allocated to Gaming, together with the agreed 10% equity rate of return on the outstanding equity balance during the Interim Equity Return Period, plus the agreed 10% equity rate of return on the outstanding equity balance from and after the Payment Date shall be repayable over the remainder of the Initial Term as set forth on SCHEDULE 6.2 to this Agreement and Schedule 1 to the Fourth Amendment to the ESA.

                  6.3 Reduction of Operating Costs. The ESA shall be amended to provide that Gaming and Northwind, with the cooperation and support of the other parties to this Agreement, shall collectively use their commercially reasonable best efforts to reduce operational costs of the Northwind Facilities through negotiation and implementation of a joint value-engineering plan that takes into consideration that Gaming has idle facilities personnel from time to time that can provide services to Northwind at no additional cost to Northwind.

                  6.4 Reduction of Notice Period for Customer's Option to Purchase. The ESA shall be amended, and the Bazaar ESA is hereby similarly amended, to reduce the period required to notice Gaming's or Bazaar's option (as applicable) to purchase the Northwind Facilities to six months pursuant to
Section 9.3 of the ESA or Section 9.3 of the Bazaar ESA (as applicable).

                  6.5 Profit from Operations. The ESA shall be amended to provide that Northwind's only profit from operations, as applicable to Gaming, is and shall be derived from the Return on Equity Amounts. For purposes of this
SECTION 6.5 and Section 2.5 of the ESA, "profit from operations" is not intended to and does not include either (a) any benefit that Northwind may derive from amortization of the debt owed by Northwind to the Noteholders under the Note Purchase Agreement (and related promissory notes), including any accelerated amortization of the Noteholders' debt, or (b) any tax benefits that Northwind derives from or related to the Northwind Facilities.

                  6.6      No Amendments to Bazaar ESA. Except as set forth in
SECTION 6.4, all of the existing agreements between Northwind, on the one hand, and Bazaar, on the other hand, including, without limitation, the Bazaar ESA shall remain in full force and effect and shall not be adversely affected by this Settlement Agreement. Northwind and Bazaar shall continue to have all of their respective rights and obligations under the Bazaar ESA from and after the date of execution of this Agreement and from and after the date of the entry of the Approval and Assumption Order. In the event of any inconsistency between the terms of this Agreement and the terms of the Bazaar ESA (or any other existing agreement between Northwind, on the one hand, and Bazaar, on the other hand), this Agreement shall control.

                  6.7 Bazaar Consent to Amendments; Restoration of Rights. To the extent required by Section 7 or any other provision of the ESCA, Bazaar hereby consents to the amendments to the ESA pursuant to this Agreement and shall not assert the existence of any breach of or default under the ESCA by virtue of this Agreement or the amendments to the ESA contemplated by this Agreement. All rights of Gaming which were revoked due to Gaming's default under the ESA, including, but not limited to, the loss of voting rights and rights to control contained in Section 4.1 of the ESCA are restored in full pursuant to and concurrent with the assumption of the ESCA and the agreed cure of all defaults under the ESA pursuant to this Agreement and the Approval and Assumption Order.

         7. Amendments to Hancock/State Street Loan Documents. The parties hereto agree that the Note Purchase Agreement (and the related promissory notes) and the Agency and Disbursement Agreement shall be amended as set forth herein and in substantially the forms of the First Amendment to Note Purchase Agreement and First Amendment to Agency and Disbursement Agreement attached hereto.

                  7.1 Note Purchase Agreement. The Note Purchase Agreement (and the related promissory notes) shall be amended to provide that 77% of all Return on Equity Amounts payable by Gaming pursuant to the ESA which are actually received by Northwind from and after the date the Approval and Assumption Order becomes a Final Order shall be paid by Northwind to the Noteholders on the last Business Day of each month in respect of Return on Equity Amounts paid by Gaming and received by Northwind on or before the 20th day of such month as early amortization of the principal due to the Noteholders under the Note Purchase Agreement, exclusive of any Additional Amounts (as defined in the Note Purchase Agreement), "Make-Whole Amounts" (as defined in Annex I to the Note Purchase Agreement) or any other amount due by virtue of the acceleration effected by the April 10, 2002 correspondence from Hunton & Williams, counsel to the Hancock Entities, to Northwind, which acceleration shall be and hereby is reversed and of no further force and effect; provided, however, that the Noteholder

Majority may at any time and in its sole discretion elect to terminate the allocation of the Return on Equity Amounts set forth above and revert to the terms of the Note Purchase Agreement (and the related promissory notes) as in effect immediately prior to such amendments by providing written notice of such election to Northwind and Gaming. In addition, any portion of the Cure Payment or the Deferred Cure Payment that is actually received by Northwind on or after the date the Approval and Assumption Order becomes a Final Order and is payable by Northwind to the Noteholders under this Settlement Agreement shall be paid to the Noteholders immediately after receipt by Northwind as early amortization of the principal due to the Noteholders hereunder as set forth on Schedule III to the Note Purchase Agreement (or such lesser amount as shall then be outstanding). Each payment received from Northwind as early amortization of the principal due to the Noteholders shall be applied to the last principal payment set forth on Schedule III to the Note Purchase Agreement that remains unpaid as of the date such early amortization payment is received.

                  7.2 Accelerated Amortization. Neither the accelerated amortization of amounts due to the Noteholders under the Note Purchase Agreement (as amended pursuant to the First Amendment to Note Purchase Agreement), nor the payment of any such accelerated amortization or of the Deferred Cure Payment to the Noteholders pursuant to the provisions hereof shall give rise to any Additional Amounts, "Make-Whole Amounts" (as defined in Annex I to the Note Purchase Agreement), "Breakage Costs" (as defined in Annex I to the Note Purchase Agreement) or any other prepayment penalty, yield maintenance payment or any other obligation of any type or nature, and the Note Purchase Agreement and any other applicable Hancock/State Street Loan Documents shall be amended as provided in the First Amendment to Note Purchase Agreement; provided, however, that the Noteholders expressly retain the right to such amounts and costs arising from other optional prepayments or accelerations under the Note Purchase Agreement. Notwithstanding the accelerated amortization of amounts due to the Noteholders under the Note Purchase Agreement (as modified pursuant to the First Amendment to Note Purchase Agreement) or any other provision herein, none of Gaming's or Bazaar's respective obligations to pay Debt Service Amounts under the ESA or the Bazaar ESA (respectively) shall be reduced, modified or otherwise affected in any way or to any extent. Notwithstanding any such accelerated amortization of amounts due to the Hancock Entities under the Note Purchase Agreement (as modified pursuant to the First Amendment to Note Purchase Agreement), each of Gaming and Bazaar shall continue to be obligated to pay to Northwind their full respective payments of Debt Service Amounts as set forth in
SCHEDULE 6.1 to this Agreement and Schedule 2 to the Fourth Amendment to ESA, which Debt Service Amounts owed by Gaming and Bazaar shall not be reduced, modified or otherwise affected in any way or to any extent by virtue of such accelerated amortization. In addition, notwithstanding any provision of the ESA or the Bazaar ESA, the accelerated amortization of amounts due to the Noteholders under the Note Purchase Agreement (as modified pursuant to the First Amendment to Note Purchase Agreement) shall not in any way reduce the amount required to be paid by either Gaming or Bazaar in the event that either Gaming or Bazaar (or any future assignee of or successor-in-interest to either Gaming or Bazaar) elects to exercise the purchase option with respect to the Northwind Facilities pursuant to the ESA or the Bazaar ESA (as applicable), including, without limitation, pursuant to Section 9.3 of the ESA and/or Section 9.3 of the Bazaar ESA (or if either Gaming or Bazaar is compelled to exercise the purchase option set forth in Section 6.3(b) of the ESA or Section 6.3(b) of the Bazaar ESA, as applicable, upon the occurrence of a "Customer Default" under the ESA or the Bazaar ESA), and the definition of

"Make Whole Amount" as set forth in Section 9.3 (and in Section 6.3(b) of the ESA, as well as the definition of "Default Make Whole Amount" as set forth in
Section 6.3(b) of the Bazaar ESA) and in Annex A of each of the ESA and the Bazaar ESA (and the definition of "Debt Amount" included as part of the definition of "Make Whole Amount" therein) shall not be deemed under any circumstances to give rise to any reduction in the purchase price for the Northwind Facilities by virtue of such accelerated amortization upon any such exercise of the purchase option set forth in Section 9.3 of the ESA and/or
Section 9.3 of the Bazaar ESA (or upon any compelled purchase of the Northwind Facilities pursuant to Section 6.3(b) of the ESA or Section 6.3(b) of the Bazaar
ESA). (The "Return on Equity Amount" as defined in Exhibit C to the ESA shall be amended pursuant to the Fourth Amendment to ESA, to reflect the reduction in the required equity return percentage from 20% to 10% pursuant to SECTION 6.1 of this Agreement with respect to the ESA only, and not with respect to the Bazaar ESA which shall continue to reflect the existing 20% required equity return percentage notwithstanding such amendment to the ESA.)

                  7.3 Agency and Disbursement Agreement. The Agency and Disbursement Agreement shall be amended as set forth in the First Amendment to Agency and Disbursement Agreement, to provide that, in the event the amounts in the Revenue Account (as defined in the Agency and Disbursement Agreement) are insufficient to pay Operating Costs (as defined in the Agency and Disbursement Agreement) as they become due and payable and so long as there is no existing Default or Event of Default under the Hancock/State Street Loan Documents, Northwind shall have the right, to the extent deemed necessary by Northwind for working capital purposes, at any time after the Payment Date, to withdraw funds from the Operating and Maintenance Account (as defined in the Agency and Disbursement Agreement) established and maintained under the Agency and Disbursement Agreement to pay Operating Costs, and any such withdrawal shall not, in its own right, constitute or give rise to a Default or Event of Default under the Agency and Disbursement Agreement or any of the other Hancock/State Street Loan Documents, nor shall any such withdrawal require the consent or approval of any of the Noteholders.

                  The foregoing description of the First Amendment to the Note Purchase Agreement and the First Amendment to Agency and Disbursement Agreement is for descriptive purposes only, and in the event of any inconsistency between this Agreement and such amendments, the terms of such amendments shall control.

         8. Standstill by the Hancock Entities, State Street and the Noteholders. Each of the Hancock Entities, State Street and/or the Noteholders hereby agree to stand still, and not to exercise any further rights or remedies under the Note Purchase Agreement, the Agency and Disbursement Agreement or any of the other Hancock/State Street Loan Documents, and the Hancock Entities and/or the Noteholders shall request that the hearing on their motion to dismiss the ETT Bankruptcy Case (the "Motion to Dismiss") be continued until the earlier of (i) the date the Approval and Assumption Order becomes a Final Order and (ii) December 24, 2002. If the Approval and Assumption Order becomes a Final Order on or before December 24, 2002, each of the Hancock Entities and/or the Noteholders will forbear to the extent provided in this Agreement and withdraw the Motion to Dismiss with prejudice, subject to and conditioned upon the ETT Stipulated Order of Settlement and Dismissal becoming a Final Order. The parties to this Agreement shall cooperate and use their commercially reasonable best efforts to cause the prompt dismissal of the ETT Bankruptcy Case, with such dismissal to become effective upon the date the Approval and Assumption Order becomes a Final Order. Northwind shall use its commercially reasonable best efforts to cause ETT to execute the ETT Stipulated Order of Settlement and Dismissal, which shall be signed by the Hancock Entities, the Noteholders or their respective counsel in the ETT Bankruptcy Case.

         9. Estoppel Certificate. On the Effective Date, each of the Hancock Entities and State Street shall execute and deliver the Estoppel Certificate to Northwind, Gaming and Bazaar confirming that (a) as of the Effective Date, Northwind, ETT and NEICO are not in default under any of the Hancock/State Street Loan Documents, that any and all defaults existing under the Hancock/State Street Loan Documents are deemed cured as of the Effective Date, and that any acceleration of the indebtedness under any of the Hancock/State Street Loan Documents is deemed reversed and of no further force and effect, and (b) neither any of the Hancock Entities nor State Street shall have any rights or remedies against Northwind, ETT and/or NEICO from and after the Effective Date in respect of any defaults under the Hancock/State Street Loan Documents existing as of or prior to the Effective Date. Neither the existing Gaming Bankruptcy Case nor any other existing Default or Event of Default under the Hancock/State Street Loan Documents related to Gaming which is of a continuing nature (and only the existing Gaming Bankruptcy Case or any other such existing Default or Event of Default under any of the Hancock/State Street Loan Documents related to Gaming which is of a continuing nature) shall constitute a basis for the Hancock Entities or State Street to declare a further Default or Event of Default under any of the Hancock/State Street Loan Documents at any time after the Effective Date. The foregoing description of the provisions of the Estoppel Certificate is for descriptive purposes only, and in the event of any inconsistency between this SECTION 9 and the Estoppel Certificate, the terms of the Estoppel Certificate shall govern.

         10. Notice of Default under the Hancock/State Street Loan Documents; Gaming's Right to Cure. From and after the date the Approval and Assumption Order becomes a Final Order, in the event of a Default or Event of Default by Northwind under the Hancock/State Street Loan Documents, each of the Noteholders and State Street agrees that, so long as Gaming is not then in default to Northwind under any of the Gaming/Northwind Agreements, it will not cancel, terminate or suspend its obligations or accelerate the underlying indebtedness under any of the Hancock/State Street Loan Documents on account of any such Default or Event of Default by Northwind under the Hancock/State Street Loan Documents until Northwind, the Noteholders or State Street has provided written notice of such Default or Event of Default (a "Default Notice") to Gaming in accordance with SECTION 18.1 hereof. Gaming shall have the same rights and time periods (including grace periods), if any, granted to Northwind to cure a Default or Event of Default under the Hancock/State Street Loan Documents, except that (i) if the Default or Event of Default is the failure to pay amounts due and payable under the Hancock/State Street Loan Documents, any applicable cure or grace period shall not begin to run until the date Gaming is provided a Default Notice in accordance with SECTION 18.1 hereof and (ii) if the Default or Event of Default is other than the failure to pay amounts due and payable under the Hancock/State Street Loan Documents, then Gaming shall have the longer of
(a) the same time periods (including grace periods), if any, granted to Northwind to cure such Default or Event of Default under the Hancock/State Street Loan Documents and (b) five Business Days after the date Gaming is provided a Default Notice with respect to such Default or Event of Default. Each of the Noteholders and State Street agrees to accept any such cure by Gaming of a Default or

Event of Default by Northwind and such cure shall be binding upon the Noteholders and State Street, provided that such cure is timely made in accordance with this Section 10. To the extent any such cure is effected by Gaming, Gaming shall be subrogated to the rights of the Noteholders and/or State Street, as applicable; provided, however, that no such subrogation rights shall be enforceable against Northwind, ETT and/or NEICO until such time as all amounts due to the Noteholders under the Note Purchase Agreement have been indefeasibly paid in full. Notwithstanding the foregoing, Gaming may exercise its rights to offset amounts due to Northwind under the ESA so long as (i) the exercise of such rights does not cause a further Default or Event of Default under the Hancock/State Street Loan Documents; (ii) there is no existing monetary default by Gaming under the Gaming/Northwind Documents; and (iii) the exercise of such setoff rights does not cause Northwind to otherwise be in default under the Hancock/State Street Loan Documents.

         11.      Protections in the Event of Future Bankruptcy. Subject to
SECTION 18.4 of this Agreement, the parties hereto intend that the provisions of this Agreement (and each of the exhibits and schedules hereto), as well as in the Findings and Conclusions, shall be binding not only upon each of the parties hereto, but also upon any and all successors-in-interest to, or future assignees of, each such party (including, without limitation, any such assignee or successor-in-interest to Gaming pursuant to Section 365(f) of the Bankruptcy Code or pursuant to a plan of reorganization, any secured creditor which succeeds to Gaming's rights under any of the Gaming/Northwind Agreements, the SNDA or the ESCA or any of Gaming's assets pursuant to Section 363(k) of the Bankruptcy Code or pursuant to a judicial or non-judicial foreclosure or deed-in-lieu of foreclosure, any future bankruptcy trustee of Gaming or reorganized Gaming, or any debtor-in-possession or trustee in any future bankruptcy proceeding of or concerning Gaming, reorganized Gaming or any such assignee of or successor-in-interest to Gaming or reorganized Gaming). Subject to SECTION 18.4 of this Agreement, and in addition to the provisions of SECTION
18.3 of this Agreement specifying that this Agreement and the Findings and Conclusions, are and shall be binding upon each party's assignees and successors-in-interest, in furtherance of such intention, it is hereby agreed that Northwind or any of the other parties to this Agreement may cause to be recorded in the real property records of Clark County, Nevada, and specifically in respect of APN #162-21-210-004, a notice referring to this Agreement (and expressly to SECTION 10 of this Agreement), the ESA, the Findings and Conclusions and the Approval and Assumption Order. Such notice shall be in a form reasonably satisfactory to Gaming and Northwind and may include the Findings and Conclusions as an exhibit thereto. Gaming and Northwind further covenant and agree (and such notice shall also provide) that upon termination of the Lease and/or the ESA (either by their terms or in the event of an early termination), the parties thereto shall take any and all actions necessary and record any and all documents necessary to cause such notice to be terminated and of no further force and effect. It shall not be necessary for Northwind or any other such party to seek or obtain relief from the automatic stay from the Gaming Bankruptcy Court in order to record such notice in the real property records, and the Approval and Assumption Order shall so provide.

         12.      Releases.

                  12.1 Release by Gaming. Subject to the limitations set forth in SECTION 12.6 of this Agreement, Gaming, on behalf of itself and its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns, hereby releases and discharges

Northwind, the Hancock Entities, State Street and Bazaar and each of their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors, assigns and Affiliates, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses and liabilities whatsoever, whether known or unknown, at law or in equity, fixed or contingent, liquidated or unliquidated, disputed or undisputed, of, upon or by reason of any matter, cause or theory whatsoever arising, through and including the date all of the conditions set forth in
SECTION 4 of this Agreement are either satisfied or waived (the "Effective Date"), out of or in connection with the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, the Bazaar ESA, the Settlement Term Sheet, the Side Letter and/or the Adversary Proceeding, which Gaming and/or any of its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns ever had or may have as of the Effective Date.

                  12.2 Release by Northwind. Subject to the limitations set forth in SECTION 12.6 of this Agreement, Northwind, on behalf of itself and its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns, hereby releases and discharges Gaming, the Hancock Entities, State Street and Bazaar and each of their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors, assigns and Affiliates, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses and liabilities whatsoever, whether known or unknown, at law or in equity, fixed or contingent, liquidated or unliquidated, disputed or undisputed, of, upon or by reason of any matter, cause, or theory whatsoever arising, through and including the Effective Date, out of or in connection with the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, the Bazaar ESA, the Settlement Term Sheet, the Side Letter and/or the Adversary Proceeding, which Northwind and/or any of its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns ever had or may have as of the Effective Date.

                  12.3 Release by the Hancock Entities. Subject to the limitations set forth in SECTION 12.6 of this Agreement, the Hancock Entities (and each of them), on behalf of themselves and their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns, hereby release and discharge Gaming, Northwind, State Street and Bazaar and each of their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors, assigns and Affiliates, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses and liabilities whatsoever, whether known or unknown, at law or in equity, fixed or contingent, liquidated or unliquidated, disputed or undisputed, of, upon or by reason of any matter, cause, or theory whatsoever arising, through and including the Effective Date, out of or in connection with the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, the Bazaar ESA, the Settlement Term Sheet, the Side Letter and/or the Adversary Proceeding, which the Hancock Entities (or any of them) and/or any of their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns ever had or may have as of the Effective Date.

                  12.4 Release by State Street. Subject to the limitations set forth in SECTION 12.6 of this Agreement, State Street, solely in its capacity as Collateral Agent as defined above in SECTION 1.1, on behalf of itself and its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns, hereby releases and discharges Gaming, Northwind, the Hancock Entities and Bazaar and each of their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors, assigns and Affiliates, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses and liabilities whatsoever, whether known or unknown, at law or in equity, fixed or contingent, liquidated or unliquidated, disputed or undisputed, of, upon or by reason of any matter, cause, or theory whatsoever arising, through and including the Effective Date, out of or in connection with the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, the Bazaar ESA, the Settlement Term Sheet, the Side Letter and/or the Adversary Proceeding, which State Street, solely in its capacity as Collateral Agent as defined above in SECTION 1.1, and/or any of its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns ever had or may have as of the Effective Date.

                  12.5 Release by Bazaar. Subject to the limitations set forth in SECTION 12.6 of this Agreement, Bazaar, on behalf of itself and its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns, hereby releases and discharges Gaming, Northwind, the Hancock Entities and State Street and each of their respective officers, directors, members, managers, agents, employees, representatives, heirs, successors, assigns and Affiliates, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses and liabilities whatsoever, whether known or unknown, at law or in equity, fixed or contingent, liquidated or unliquidated, disputed or undisputed, of, upon or by reason of any matter, cause, or theory whatsoever arising, through and including the Effective Date, out of or in connection with the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, the Bazaar ESA, the Settlement Term Sheet, the Side Letter and/or the Adversary Proceeding, which Bazaar and/or any of its officers, directors, members, managers, agents, employees, representatives, heirs, successors and assigns ever had or may have as of the Effective Date.

                  12.6 Limitations on Releases. Notwithstanding SECTIONS 12.1, 12.2, 12.3, 12.4 and 12.5 of this Agreement, the releases set forth in such Sections shall not include and shall be deemed to exclude: (a) the rights of each of the parties against any of the other parties pursuant to this Agreement (including, without limitation, pursuant to any and all of the exhibits and schedules to this Agreement); (b) the rights of each of the parties against any of the other parties pursuant to the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, and/or the Bazaar ESA, in each case as the same may be amended pursuant to this Agreement, first arising after the Effective Date or in connection with amendments or actions required or contemplated by this Agreement; or (c) any and all rights, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, variances, trespasses, damages, judgments, executions, claims, demands, costs, expenses and liabilities whatsoever, whether known or unknown, at law or in equity, fixed or contingent, liquidated or unliquidated, disputed or undisputed that any party to this Agreement may have against any other party to this Agreement which is unrelated to the Gaming/Northwind Agreements, the Hancock/State Street Loan Documents, the Northwind Facilities, the ESCA, the SNDA, the Bazaar ESA, the Settlement Term Sheet, the Side Letter and/or the Adversary Proceeding (collectively, "Excluded Claims"). Excluded Claims shall include, but not be limited to, rights and obligations arising in connection with or related to: (i) the Construction, Operation and Reciprocal Easement Agreement, dated February 26, 1998, by and between Gaming and Bazaar, and any amendments thereto; (ii) the Common Parking Area Use Agreement, dated February 26, 1998, by and between Gaming and Bazaar;
(iii) the Subordinated Non-Negotiable Promissory Note for $16,666,667, dated November 20, 2000, by Bazaar in favor of Gaming; (iv) pending claims asserted or which may be asserted in that certain arbitration styled Aladdin Bazaar, LLC v. Aladdin Gaming, LLC et. al., AAA Case No. 79 Y 110 00150 00 TMS; (v) those certain rights and obligations arising out of or determined by those certain Findings of Fact and Conclusions of Law Re: Aladdin Bazaar, LLC's Motion for Payment of Administrative Expense, or in the Alternative, for an Order Setting a Deadline for Debtor to Assume or Reject Common Area Parking Agreement and orders issued in relation thereto; (vi) the Site Work Development Construction Agreement, dated February 26, 1998, by and between Gaming and Bazaar; (vii) Grant, Bargain, Sale Deed, dated September 5, 2000, and recorded November 20, 2000, by Gaming in favor of Bazaar; (viii) Clarification Regarding Obligations Under Traffic Control Improvements Cost Participation Agreement Commercial Development, dated November 3, 2000, and recorded November 20, 2000, by Gaming in favor of Bazaar, and (ix) Proof of Claim filed by Bazaar in connection with Gaming's bankruptcy proceedings.

         13.      Representations and Warranties.

                  13.1 Representations and Warranties of Gaming. Gaming hereby represents and warrants to each of the other parties to this Agreement that each of the following statements is true, correct and complete in all material respects as of the Effective Date:

                           (a)      Organization. Gaming is a limited liability
company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all the requisite company power and authority to carry on its business as presently conducted and to own or lease and to operate its business.

                           (b)      Company Power and Authority, Effect of
Agreement. Gaming has full company power and authority to execute and deliver this Agreement and any and all related agreements and to consummate and perform the obligations of it contemplated hereby and thereby. The execution and delivery by Gaming of this Agreement and any and all related agreements and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action required on the part of Gaming. Assuming due execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and any and all related agreements constitute valid and legally binding obligations of Gaming, enforceable against it in accordance with its and their respective terms.

                           (c)      Consents. Other than the approvals of the
Gaming Bankruptcy Court, to the best knowledge of Gaming, the execution and delivery of this Agreement or any related agreement by Gaming and the consummation and performance of the transactions contemplated hereby and thereby do not require Gaming to obtain any consent, approval or action of, or make any filing with or give notice to, any Person.

                           (d)      Litigation. Other than the Gaming Bankruptcy
Case and the matters and adversary proceedings filed therein (including, without limitation, the Adversary Proceeding), there are no actions, suits or proceedings pending or, to the best knowledge of Gaming, threatened against it, and there are no orders, judgments or court decrees against Gaming, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality that individually or in the aggregate would have a material adverse effect on its ability to perform its obligations hereunder. Gaming is not in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, which default would have a material adverse effect on the ability of Gaming to perform its obligations hereunder.

                           (e)      No Conflicts. To the best knowledge of
Gaming, neither the execution, delivery or performance of this Agreement (and any and all related agreements) by Gaming nor the consummation of the transactions contemplated herein (and therein) will (i) conflict with, result in a breach of or constitute a default under the articles of organization or operating agreement of Gaming or (ii) conflict in any respect with, result in a breach of or constitute a default under any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which Gaming is a party or by which it (or any of its material properties or assets) is subject or bound, except where such conflict, breach or default would not have a material adverse effect on its ability to perform the obligations contemplated herein.

                           (f)      No Assignment. No claims or rights of Gaming
against any of the other parties to this Agreement have been sold, transferred or assigned and no attempt to do so shall occur.

                  13.2 Representations and Warranties of Northwind. Northwind hereby represents and warrants to each of the other parties to this Agreement that each of the following statements is true, correct and complete in all material respects as of the Effective Date:

                           (a)      Organization. Northwind is a limited
liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all the requisite company power and authority to carry on its business as presently conducted and to own or lease and to operate the Northwind Facilities and its properties.

                           (b)      Company Power and Authority, Effect of
Agreement. Northwind has full company power and authority to execute and deliver this Agreement and any and all related agreements and to consummate and perform its obligations contemplated hereby and thereby. The execution and delivery by Northwind of this Agreement and any related agreement and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action required on the part of Northwind. Assuming due execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and any and all related agreements constitute valid and legally binding obligations of Northwind, enforceable against it in accordance with its and their respective terms.

                           (c)      Consents. To the best knowledge of
Northwind, the execution and delivery of this Agreement or any related agreement by Northwind and the consummation and performance of the transactions contemplated hereby and thereby do not require Northwind to obtain any consent, approval or action of, or make any filing with or give notice to, any Person.

                           (d)      Litigation. Other than the Adversary
Proceeding, there are no actions, suits or proceedings pending or, to the best knowledge of Northwind, threatened against it, and there are no orders, judgments or court decrees against Northwind, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality that individually or in the aggregate would have a material adverse effect on its ability to perform its obligations hereunder. Northwind is not in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, which default would have a material adverse effect on the ability of Northwind to perform its obligations hereunder.

                           (e)      No Conflicts. To the best knowledge of
Northwind, neither the execution, delivery or performance of this Agreement (and any and all related agreements) by Northwind nor the consummation of the transactions contemplated herein (and therein) will (i) conflict with, result in a breach of or constitute a default under the articles of organization or operating agreement of Northwind or (ii) conflict in any respect with, result in a breach of or constitute a default under any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which Northwind is a party or by which it (or any of its material properties or assets) is subject or bound, except where such conflict, breach or default would not have a material adverse effect on its ability to perform the obligations contemplated herein.

                           (f)      No Assignment. No claims or rights of
Northwind against any of the other parties to this Agreement have been sold, transferred or assigned and no attempt to do so shall occur.

                           (g)      Hancock/State Street Loan Documents. Other
than the Defaults or Events of Default listed on SCHEDULE 13.2(g) to this Agreement, to the best of Northwind's knowledge, information and belief, there are no other existing Defaults or Events of Default under the Hancock/State Street Loan Documents.

                  13.3 Representations and Warranties of the Hancock Entities. Each of the Hancock Entities hereby represents and warrants (as to itself only) to each of the other parties to this Agreement that each of the following statements is true, correct and complete in all material respects as of the Effective Date:

                           (a)      Organization of JHL. JHL is duly organized,
validly existing and in good standing under the laws of the State of Massachusetts and has all the requisite corporate power and authority to carry on its business as presently conducted.

                           (b)      Organization of JHVL. JHVL is duly
organized, validly existing and in good standing under the laws of the State of Massachusetts and has all the requisite corporate power and authority to carry on its business as presently conducted.

                           (c)      Organization of JHRC. JHRC is duly
organized, validly existing and in good standing under the laws of Bermuda and has all the requisite corporate power and authority to carry on its business as presently conducted.

                           (d)      Corporate Power and Authority, Effect of
Agreement. Each of the Hancock Entities has full corporate power and authority to execute and deliver this Agreement and any and all related agreements and to consummate and perform the obligations of them contemplated hereby and thereby. The execution and delivery by the Hancock Entities of this Agreement and any related agreement and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of each of the Hancock Entities. Assuming due execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and any and all related agreements constitute valid and legally binding obligations of each of the Hancock Entities, enforceable against them in accordance with its respective terms.

                           (e)      Binding Effect. The entities comprising the
"Hancock Entities" constitute holders of 100% of the outstanding principal amount of the Notes (as defined in the Note Purchase Agreement) under the Note Purchase Agreement. The execution of this Agreement by the Hancock Entities is binding upon any and all nominee holders.

                           (f)      Consents. To the best knowledge of each of
the Hancock Entities, without conducting any due diligence, the execution and delivery of this Agreement or any related agreement by the Hancock Entities and the consummation and performance of the transactions contemplated hereby and thereby do not require the Hancock Entities to obtain any consent, approval or action of, or make any filing with or give notice to, any Person.

                           (g)      Litigation. Other than the Adversary
Proceeding, there are no actions, suits or proceedings pending or, to the best knowledge of each of the Hancock Entities, without conducting any due diligence, threatened against any of them and there are no orders, judgments or court decrees against any of the Hancock Entities at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality that individually or in the aggregate would have a material adverse effect on the ability of any of the Hancock Entities to perform the obligations of any of them hereunder. None of the Hancock Entities is in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, which default would have a material adverse effect on the ability of any of the Hancock Entities to perform the obligations of any of them hereunder.

                           (h)      No Conflicts. To the best knowledge of each
of the Hancock Entities, without conducting any due diligence, neither the execution, delivery or performance of this Agreement (and any and all related agreements) by each of the Hancock Entities nor the consummation of the transactions contemplated herein (and therein) will (i) conflict with, result in a breach of or constitute a default under the articles of incorporation or bylaws of any of the Hancock Entities or (ii) conflict in any respect with, result in a breach of or constitute a default under any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which any of the Hancock Entities is a party or by which any of them (or any of their respective material properties or assets) is subject or bound, except where such conflict, breach or default would not have a material adverse effect on their ability to perform the obligations of them contemplated herein.

                           (i)      No Assignment. No claims or rights of the
Hancock Entities against any of the other parties to this Agreement have been sold, transferred or assigned.

                  13.4 Representations and Warranties of State Street. State Street hereby represents and warrants to each of the other parties to this Agreement that each of the following statements is true, correct and complete in all material respects as of the Effective Date:

                           (a)      Organization. State Street is a trust
company duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all the requisite corporate power and authority to carry on its business as presently conducted.

                           (b)      Corporate Power and Authority, Effect of
Agreement. State Street has full corporate power and authority to execute and deliver this Agreement and any and all related agreements and to consummate and perform its obligations contemplated hereby and thereby. The execution and delivery by State Street of this Agreement and any related agreement and the consummation and performance of the transactions contemplated hereby and thereby has been duly and validly authorized by all necessary corporate action required on the part of State Street. Assuming due execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and any and all related agreements constitute valid and legally binding obligations of State Street, enforceable against it in accordance with its and their respective terms.

                           (c)      Binding Effect. The execution of this
Agreement by State Street is binding upon any and all holders (including, without limitation any and all Persons holding any Notes as nominee) of any Notes under the Note Purchase Agreement, including without limitation, any and all Persons which are "Purchasers" under the Note Purchase Agreement.

                           (d)      Consents. To the best knowledge of State
Street, the execution and delivery of this Agreement or any related agreement by State Street and the consummation and performance of the transactions contemplated hereby and thereby do not require State Street to obtain any consent, approval or action of, or make any filing with or give notice to, any Person.

                           (e)      Litigation. Other than the Adversary
Proceeding, there are no actions, suits or proceedings pending or, to the best knowledge of State Street, threatened against it, and there are no orders, judgments or court decrees against State Street at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality that individually or in the aggregate would have a material adverse effect on the ability of State Street to perform its obligations hereunder. State Street is not in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, which default would have a material adverse effect on the ability of State Street to perform its obligations hereunder.

                           (f)      No Conflicts. To the best knowledge of State
Street, neither the execution, delivery or performance of this Agreement (and any and all related agreements) by State Street nor the consummation of the transactions contemplated herein (and therein) will (i) conflict with, result in a breach of or constitute a default under the articles of incorporation or bylaws of State Street or (ii) conflict in any respect with, result in a breach of or constitute a default under any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which State Street is a party or by which it (or any of its material properties or assets) is subject or bound, except where such conflict, breach or default would not have a material adverse effect on its ability to perform its obligations contemplated herein.

                           (g)      No Assignment. No claims or rights of State
Street against any of the other parties to this Agreement have been sold, transferred or assigned and no attempt to do so shall occur; provided, however, that the foregoing shall not preclude State Street from selling, transferring or assigning its status as Collateral Agent under the Hancock/State Street Loan Documents to any successor Collateral Agent.

                  13.5 Representations and Warranties of Bazaar. Bazaar hereby represents and warrants to each of the other parties to this Agreement that each of the following statements is true, correct and complete in all material respects as of the Effective Date:

                           (a)      Organization. Bazaar is a limited liability
company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite company power and authority to carry on its business as presently conducted and to own or lease and to operate its respective properties.

                           (b)      Company Power and Authority, Effect of
Agreement. Bazaar has full company power and authority to execute and deliver this Agreement and any and all related agreements and to consummate and perform its obligations contemplated hereby and thereby. The execution and delivery by Bazaar of this Agreement and any related agreement and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action required on the part of Bazaar. Assuming due execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and any and all related agreements constitute valid and legally binding obligations of Bazaar, enforceable against it in accordance with its and their respective terms.

                           (c)      Consents. To the best knowledge of Bazaar,
the execution and delivery of this Agreement or any related agreement by Bazaar and the consummation and performance of the transactions contemplated hereby and thereby do not require Bazaar to obtain any consent, approval or action of, or make any filing with or give notice to, any Person.

                           (d)      Litigation. Other than the Adversary
Proceeding, and any and all litigation, disputes, claims and controversies relating directly or indirectly to construction and mechanic lien claims relating to the development and construction of the Resort and/or Desert Passage, there are no actions, suits or proceedings pending or, to the best knowledge of Bazaar, threatened against it, and there are no orders, judgments or court decrees against Bazaar at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality that individually or in the aggregate would have a material adverse effect on the ability of Bazaar to perform its obligations hereunder. Bazaar is not in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, which default would have a material adverse effect on the ability of Bazaar to perform its obligations hereunder.

                           (e)      No Conflicts. To the best knowledge of
Bazaar, neither the execution, delivery or performance of this Agreement (and any and all related agreements) by Bazaar nor the consummation of the transactions contemplated herein (and therein) will (i) conflict with, result in a breach of or constitute a default under the articles of organization or operating agreement of Bazaar or (ii) conflict in any respect with, result in a breach of or constitute a default under any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which Bazaar is a party or by which it (or any of its material properties or assets) is subject or bound, except where such conflict, breach or default would not have a material adverse effect on its ability to perform its obligations contemplated herein.

                           (f)      No Assignment. No claims or rights of Bazaar
against any of the other parties to this Agreement have been sold, transferred or assigned and no attempt to do so shall occur.

         14.      Covenants.

                  14.1 Filings and Authorizations. Each party hereto, as promptly as practicable will use its best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill its obligations hereunder. The parties will coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

                  14.2     Intentionally Omitted.

                  14.3 EBITDA Reporting. Within 15 days following the end of each calendar quarter commencing on the first calendar quarter following the date the Approval and Assumption Order becomes a Final Order, Gaming shall deliver to Northwind, the Noteholders and State Street a statement duly certified by the Chief Financial Officer of Gaming as being true and accurate in all material respects, setting forth the EBITDA and Total Debt Service calculations for such quarter for the purpose of applying the formula set forth in SECTION 5.1 of this Agreement. Upon the written request of Northwind, the Noteholders or State Street, Gaming shall provide reasonable back-up information and documentation supporting the EBITDA and Total Debt Service calculations as set forth in such quarterly report.

         15.      Default of Settlement Agreement; Rights and Remedies.

                  15.1 Settlement Agreement Default Event. As used in this Agreement, the term "Settlement Agreement Default Event" shall mean and include each and all of the following events:

                           (a)      Any representation or warranty made by any
party to this Agreement shall prove to be untrue or misleading in any material respect; or

                           (b)      Any party breaches any covenant or promise
herein or other provision hereof.

                  15.2 Rights and Remedies. Upon the occurrence of a Settlement Agreement Default Event, each party hereto shall be given not less than ten days' prior written notice and opportunity to cure such Settlement Agreement Default Event, or such further time as may be reasonably necessary to do so, to the extent such Settlement Agreement Default Event is of a curable nature; provided, however, the alleged breaching conduct ceases or is suspended after reasonable notice pending efforts to cure. In the event such Settlement Agreement Default Event is not cured, the non-breaching party shall have the option to proceed to exercise any rights it may have at law, in equity or otherwise.

                  15.3 Collection Charges. After the occurrence of a Settlement Agreement Default Event, in addition to the amounts owed pursuant to this Agreement, the non-breaching party shall be entitled to recover from the breaching party (or parties) all of its costs of collection, including, without limitation, its reasonable attorneys' fees and costs, whether or not any proceeding is brought to enforce such party's rights under this Agreement.

         16. Assignment. Northwind, the Hancock Entities and State Street each agree that, from and after the date the Approval and Assumption Order becomes a Final Order, Gaming may assign the Assumed Contracts (each as modified) to any purchaser of all or substantially all of Gaming's assets (whether pursuant to Section 363 of the Bankruptcy Code or a confirmed plan of reorganization in the Gaming Bankruptcy Case) pursuant to Section 365(f) of the Bankruptcy Code, if such purchaser is approved by order of the Gaming Bankruptcy Court. For purposes of this SECTION 16, the reference to "purchaser" in the preceding sentence shall be deemed to include any Person with a security interest in any of the assets of Gaming which acquires such assets from Gaming, either pursuant to Section 363(k) of the Bankruptcy Code or pursuant to judicial or non-judicial foreclosure or deed-in-lieu of foreclosure. Northwind, the Hancock Entities and State Street agree not to object to such assignment if (i) such purchaser is approved by the Gaming Bankruptcy Court, (ii) the Cure Amount has previously been paid in full and (iii) Gaming is not otherwise in default of its obligations under the Assumed Contracts (each as modified) or this Agreement from and after the Effective Date. In the event that Gaming sells substantially all of its assets to a third-party purchaser (including any secured creditor of Gaming which acquires assets pursuant to Section 363(k) of the Bankruptcy Code or pursuant to judicial or non-judicial foreclosure or deed-in-lieu of foreclosure) at any time after the date hereof, the provisions of this Agreement that refer to Gaming shall be deemed to include any such third-party purchaser, who shall be entitled to all of the benefits of and shall be bound by all of the burdens of this Agreement as if an original signatory hereto or thereto. The obligations provided in this SECTION 16 shall expressly not be applicable to Bazaar.

         17. Fees and Expenses. Each of the parties hereto shall pay its own fees, costs and expenses in connection with the Adversary Proceeding, the Settlement Term Sheet, the Side Letter, this Agreement or otherwise related to any of the disputes resolved hereby; provided, however, that nothing herein shall preclude the Hancock Entities and/or State Street from seeking payment or reimbursement of its or their attorneys' fees and expenses from Northwind pursuant to the Hancock/State Street Loan Documents to the extent not previously paid.

         18.      Miscellaneous.

                  18.1 Notices. All notices, demands, payments or other communications under this Agreement shall be in writing and telecopied (with a confirmation copy sent by overnight courier), mailed or delivered to the appropriate party at its telecopy number or address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All such notices and communications shall be effective (a) upon receipt, when delivered by hand or overnight delivery service, or if mailed, upon the first to occur of receipt or the expiration of three days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the party to receive such notice at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication, and (b) upon transmission, when delivered by telecopy to the specified telecopy number (if a confirmation copy is also sent by overnight courier).

                If to Gaming:       Aladdin Gaming, LLC
                                    3667 Las Vegas Blvd. So.
                                    Las Vegas, NV 89109
                                    Facsimile No.: (702) 785-9996
                                    Attn: Mr. William Timmins

                with a copy to:     Gordon & Silver, Ltd.
                                    3960 Howard Hughes Parkway
                                    9th Floor
                                    Las Vegas, NV 89109
                                    Facsimile No.: (702) 369-2666
                                    Attn: William M. Noall, Esq.

                If to Northwind:    Northwind Aladdin, LLC
                                    c/o Exelon Thermal Technologies, Inc.
                                    Bank One Plaza
                                    10 South Dearborn Street, 34th Floor West
                                    Chicago, Il 60603
                                    Facsimile No: (312) 394-5429

                                    Mailing Address:
                                    P.O. Box 805379
                                    Chicago, IL 60603
                                    Attn: Mr. Scott D. Payant
                                          Director of Finance and Accounting

                with copies to:     Carter C. Culver, Esq.
                                    Associate General Counsel - Corporate &
                                        Commercial
                                    Exelon Business Services Company
                                    10 South Dearborn Street, 35th Floor
                                    Chicago, Illinois  60603
                                    Facsimile No.: (312) 394-4462

                                    - and -

                                    Sidley Austin Brown & Wood LLP
                                    555 West Fifth Street
                                    Suite 4000
                                    Los Angeles, CA  90013-1010
                                    Facsimile No.: (213) 896-6600
                                    Attn:  Joel G. Samuels, Esq.

                If to the Hancock   John Hancock Life Insurance Company
                Entities:           200 Clarendon Street, T-57
                                    Boston, MA  02117
                                    Facsimile No.: (617) 572-1628
                                    Attn: Mr. Gary Pelletier

                with a copy to:     Hunton & Williams
                                    951 Byrd Street
                                    Richmond, VA 23219-4074
                                    Facsimile No.: (804) 788-8218
                                    Attn: Peter S. Partee, Esq.

                If to State Street: State Street Bank and Trust Company
                                    Corporate Trust Department
                                    P.O. Box 778
                                    Boston, MA  02102-0778
                                    Facsimile No.: (617) 662-1456
                                    Attn: Robert C. Butzier, Vice President

                with a copy to:     Peabody & Arnold LLP
                                    50 Rowes Wharf
                                    Boston, MA 02110-3342
                                    Facsimile No.: (617) 951-2125
                                    Attn: Robert A. McCall, Esq.

                with a copy to:     Nixon Peabody LLP
                                    101 Federal Street
                                    Boston, MA 02110-1832
                                    Facsimile No.: (866) 244-1528
                                    Attn: Amanda D. Darwin, Esq.

                If to Bazaar:       Aladdin Bazaar, LLC
                                    c/o TH Bazaar Centers Inc.
                                    3663 Las Vegas Blvd., Suite 900
                                    Las Vegas, NV 89109-1969
                                    Facsimile No.: (702) 866-0717
                                    Attn: General Counsel

                with a copy to:     Allen Matkins Leck Gamble & Mallory LLP
                                    501 W. Broadway, 9th Floor
                                    San Diego, CA 92101
                                    Facsimile No.: (619) 233-1158
                                    Attn: Michael C. Pruter, Esq.

                  18.2 Governing Law. This Agreement has been entered into in the State of Nevada and shall be governed by the laws of the State of Nevada without regard to conflict of laws principles. Any disputes that arise under this Agreement will be heard in the Gaming Bankruptcy Court (or, if the Gaming Bankruptcy Court lacks jurisdiction, in the State or Federal courts located in Clark County, Nevada) and all parties hereby consent to such jurisdiction.

                  18.3 Binding Effect. Except where the context indicates that a particular provision is intended to be immediately operative from and after the date of the execution of this Agreement, upon the satisfaction or waiver of each of the conditions precedent set forth in SECTION 4 of this Agreement, this Agreement (including, without limitation, the releases set forth in SECTION 12 of this Agreement) shall be binding upon (a) each of the parties to this Agreement, (b) all parties in interest in the Gaming Bankruptcy Case, including any trustee appointed in the Gaming Bankruptcy Case or any subsequent converted bankruptcy case of Gaming, and (c) each of the parties' respective successors-in-interest and/or assigns (including, without limitation, any assignee of Gaming's rights under the Assumed Contracts pursuant to Section 365(f) of the

Bankruptcy Code, any purchaser of Gaming's assets pursuant to a sale conducted under Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization, any debtor-in-possession or trustee in any future bankruptcy case of any such assignee or purchaser, and any secured creditor which acquires assets pursuant to a credit bid under Section 363(k) of the Bankruptcy Code or pursuant to judicial or non-judicial foreclosure or deed-in-lieu of foreclosure).

                  18.4 Effectiveness of Agreement and Findings and Conclusions if Approval and Assumption Order Does Not Become a Final Order. Any terms in this Agreement to the contrary notwithstanding, neither the existence of this Agreement or exhibits and schedules attached hereto (including the Findings and Conclusions) nor the contents hereof and thereof shall be admissible in any proceeding by or for the benefit of any party against any other party if the Approval and Assumption Order does not become a Final Order, and in such event, this Agreement and each of the exhibits and schedules hereto shall be void and of no further force and effect.

                  18.5 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

                  18.6 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and there are no prior agreements, understandings, restrictions, warranties or representations between the parties with regard thereto. This Agreement supersedes and replaces in full the Settlement Term Sheet and Side Letter.

                  18.7 Attorneys' Fees. In the event of litigation arising from this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses.

                  18.8 Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, revised, altered, changed, waived, discharged or terminated orally, and no such amendment, revision, alteration, change, waiver, discharge or termination shall be effective except pursuant to a written instrument signed by the party against whom enforcement of the amendment, revision, alteration, change, waiver, discharge or termination is sought.

                  18.9 Counterparts. This Agreement may be executed in multiple counterparts, and all of such counterparts shall, when taken together, constitute one and the same agreement.

                  18.10 Further Assurances. All parties to this Agreement shall cooperate with each of the other parties and shall take such actions as may be reasonably requested (and which actions are consistent with the provisions of this Agreement) to obtain for the requesting party the benefit of the transaction contemplated hereby.

                  18.11 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made pursuant hereto or pursuant to any exhibit, schedule, certificate, instrument or document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein until the expiration of the applicable statute of limitations for any claims made in respect of the matters referred to therein.

                  18.12 Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be modified to the minimum extent necessary to comply with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held inconsistent, shall not be affected. If any provision is determined to be illegal, unenforceable or void, which provision does not relate to any payments made hereunder and the payments made hereunder shall not be affected by such determination and this Agreement is capable of substantial performance, then such void provision shall be deemed rescinded and each provision not so affected shall be enforced to the maximum extent permitted by law. Notwithstanding anything in this Agreement or under law to the contrary, so long as the payments contemplated hereunder are current (or the parties have mutually agreed to some other arrangement), the parties shall use best efforts to pursue every course available to protect and preserve the substance of this Agreement and the intent of the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GAMING:                                 NORTHWIND:

Aladdin Gaming, LLC, a Nevada limited   Northwind Aladdin, LLC, a Nevada limited
liability company, Debtor and           liability company
Debtor-in-Possession

By: __________________________________  By: __________________________________
Name: ________________________________  Name: ________________________________
Title: _______________________________  Title: _______________________________

HANCOCK ENTITIES:                       STATE STREET:

John Hancock Life Insurance Company,    State Street Bank and Trust Company, in
a Massachusetts life insurance          its capacity as Collateral Agent for the
company                                 Hancock Entities under the Security
                                        Agreement dated as of June 7, 1999, the
By: __________________________________  Agency and Disbursement Agreement dated
       Gary M. Pelletier                as of June 7, 1999, the Pledge Agreement
Title: Managing Director                dated as of June 7, 1999, the Leasehold
                                        Deed of Trust, Assignment of Leases and
                                        Rents and Security Agreement dated as of
                                        April 5, 1999, and all other agreements
                                        for which State Street Bank and Trust
                                        Company serves as Collateral Agent with
John Hancock Variable Life Insurance    respect to the Northwind Aladdin, LLC,
Company,                                Floating Rate Series A Senior Secured
a Massachusetts life insurance          Notes and Fixed Rate Series B Senior
company                                 Secured Notes

By: __________________________________  By: __________________________________
Name: ________________________________  Name: ________________________________
Title: _______________________________  Title: _______________________________


First Signature Page to
Settlement Agreement and Releases

                                        BAZAAR:

John Hancock Reassurance Company,       Aladdin Bazaar, LLC, a Delaware limited
Ltd., a Bermuda limited company         liability company

                                        By:  TH Bazaar Centers, Inc., a Delaware
                                             corporation, Member

By: __________________________________
Name: ________________________________
Title: _______________________________  By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________


Second Signature Page to
Settlement Agreement and Releases

                               FIRST AMENDMENT TO
                        SETTLEMENT AGREEMENT AND RELEASES

         This FIRST AMENDMENT TO SETTLEMENT AGREEMENT AND RELEASES (this "First Amendment") is made and entered into on December 23, 2002 by and among (i) Aladdin Gaming, LLC, a Nevada limited liability company; (ii) Northwind Aladdin, LLC, a Nevada limited liability company; (iii) John Hancock Life Insurance Company, a Massachusetts life insurance company, John Hancock Variable Life Insurance Company, a Massachusetts life insurance company and John Hancock Reassurance Company, Ltd., a Bermuda limited company; (iv) State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Collateral Agent for the Hancock Entities and the other Noteholders; and (v) Aladdin Bazaar, LLC, a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Settlement Agreement (as defined herein).

                             PRELIMINARY STATEMENTS

         A. The parties hereto are parties to that certain Settlement Agreement and Releases dated as of November 6, 2002 (the "Settlement Agreement"), pursuant to which the parties hereto had agreed to settle their disputes on the terms and conditions set forth therein.

         B. The parties hereto desire to amend the Settlement Agreement as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, understandings, undertakings, representations, warranties and promises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and consistent with (i) the stipulations put on the record by counsel for the undersigned parties at the hearing on the Approval and Assumption Motion, (ii) the Gaming Bankruptcy Court's rulings at that hearing and (iii) the Approval and Assumption Order, the parties hereto covenant and agree as follows:

         1. The definition of "Nevada Power Bill" contained in Section 1.1 of the Settlement Agreement is deleted in its entirety.

         2. Section 3.6 of the Settlement Agreement is deleted in its entirety.

         3.       The parties hereto agree to waive the condition contained in
Section 4(d) of the Settlement Agreement. In lieu thereof, the parties hereby agree, on behalf of themselves and their respective privies, successors-in-interest and assigns, to be contractually bound to the additional covenants attached hereto as Exhibit "A".

         4. The first paragraph of Section 5.1 of the Settlement Agreement shall be amended to read in full as follows:

                  The parties hereto acknowledge and agree that the amount to cure the defaults under the ESA is $2,895,772.25 calculated as of December 20, 2002 (the "Cure Amount"). Of the Cure Amount, the sum of $1,861,898.50 shall be paid by Gaming to Northwind in immediately available funds on the Payment Date. The remaining portion of the Cure Amount which exceeds $1,861,898.50 (the "Deferred Cure Payment") shall be payable only in the event that either the Gaming Bankruptcy Case is converted to a proceeding under Chapter 7 of the Bankruptcy Code or (x) the Gaming Bankruptcy Court has entered a Final Order approving the assignment of the Gaming/Northwind Agreements to a third-party assignee or confirming a plan of reorganization or liquidation for Gaming and (y) for not less than four consecutive fiscal quarters, the EBITDA (as defined herein) of such third-party assignee (or the portion of such EBITDA derived from assets purchased from Gaming) or Gaming itself, as the case may be, equals or exceeds 125% of the Total Debt Service (as defined herein) of such third-party assignee (or the portion of such EBITDA derived from assets purchased from Gaming) or Gaming itself, as the case may be, tested quarterly for the period of four fiscal quarters then ending and (z) a majority of the Noteholders measured by principal amount (the "Noteholder Majority"), in its discretion, shall have delivered written notice in substantially the form attached as EXHIBIT "K" to this Agreement to Gaming or its assignee demanding payment of the Deferred Cure Payment or such lesser amount as is specified by the Noteholder Majority in its discretion in such notice, provided that interest shall accrue on the Deferred Cure Payment at the rate of 6% per annum from the Payment Date until the Deferred Cure Payment is paid in full. In the event that condition (y) above is not satisfied within the five years immediately following the Gaming Bankruptcy Court's entry of a Final Order approving the assignment of the Gaming/Northwind Agreements to a third-party assignee or confirming a plan of reorganization or liquidation for Gaming, the obligation to pay the Deferred Cure Payment shall terminate. For purposes of the foregoing provisions, all Return on Equity Amounts payable under the ESA shall be counted as debt in calculating Total Debt Service pursuant to clause (y) above.

         5. Section 5.2 of the Settlement Agreement shall be amended to read in full as follows:

                  5.2 Calculation of Cure Amount. The Cure Amount is calculated as follows:

                           (a) All Post-Petition Consumption Charges, inclusive
                  of all Post-Petition "true-up" amounts as calculated by Northwind in accordance with the ESA. Gaming and Northwind agree that there are no Post-Petition Consumption Charges included in the Cure Amount. However, the sum of $62,088.99 in respect of Post-Petition Consumption Charges is due and payable on December 31, 2002.

                           (b) All Post-Petition Debt Service Amounts,
                  calculated at the non-default rate. Gaming and Northwind agree that, as of December 20, 2002, there remains outstanding the sum of $807,635.28 in respect of Post-Petition Debt Service Amounts. In addition to the Post-Petition Debt Service amounts included in the Cure Amount, Gaming and Northwind agree that the sum of $268,280.50 is due and payable on December 31, 2002.

                           (c) All Post-Petition Operational Charges, inclusive
                  of all Post-Petition "true-up" amounts as calculated by Northwind in accordance with the ESA. Gaming and Northwind agree that there are no Post-Petition Operational Charges including in the Cure Amount. However, the sum of $89,522.48 in respect of Post-Petition Operational Charges is due and payable on December 31, 2002.

                           (d) All Post-Petition Impositions. Gaming and
                  Northwind agree that, as of December 20, 2002, there are no amounts outstanding in respect of Post-Petition Impositions.

                           (e) With respect to Post-Petition Return on Equity
                  Amounts, Gaming shall pay to Northwind the sum of $1,795,223.45, which represents a 10% annual return (calculated for the period from October 2001 through December 20, 2002) on the agreed outstanding equity balance of $14,724,884.89 allocated to Gaming as of the Petition Date, together with an additional per diem amount of $4,034.22 for each day from December 20, 2002 to be paid on December 31, 2002. In addition to the Post-Petition Return on Equity Amounts included in the Cure Amount, Gaming and Northwind agree that the sum of $44,376,31 is due and payable on December 31, 2002.

                           (f) The Cure Amount is net of a credit in Gaming's
                  favor, representing all Pre-Petition and Post-Petition power charges (Northwind's allocated share of Nevada Power bills) not previously paid by Northwind to Gaming or otherwise credited by Northwind in Gaming's favor on invoices. Gaming and Northwind estimate that, as of December 20, 2002, the sum of ($110,000) in respect of Northwind's allocated share of Post-Petition Nevada Power bills will be outstanding from Northwind to Gaming (which amount is net of all credits previously taken by Gaming against amounts otherwise required to be paid by Gaming to Northwind pursuant to the Adequate Protection Order).

                           (g) The Cure Amount is net of a credit in Gaming's
                  favor in the amount of ($43,919.64), representing Gaming's share of Pre-Petition and Post-Petition interest earned on bank reserves credited by Northwind in Gaming's favor.

                           (h) The Cure Amount includes the additional sum of
                  $336,833.16 in respect of all Pre-Petition amounts owing by Gaming to Northwind, as set forth in the Northwind Proofs of Claim, and as compromised by such payment by way of additional Cure Amount.

                           (i) The Cure Amount does not include the additional
                  sum of $584,089.41, which amount represents an agreed reduction in the amount of the claim set forth in the Northwind Proofs of Claim in respect of all Pre-Petition Return on Equity Amounts which have not been paid by Gaming.

         6. Section 5.5 of the Settlement Agreement is deleted in its entirety.

         7.       Schedule 6.2 to the Settlement Agreement is replaced with
Schedule 6.2 attached hereto.

         8. Schedule 1 to Exhibit G (Form of Fourth Amendment to ESA) is replaced with Schedule 1 attached hereto.

         9. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same Settlement Agreement.

         10. If there is any conflict between any of the provisions of this First Amendment and any of the provisions of the Settlement Agreement, the provisions of this First Amendment shall control. Except as amended by this First Amendment, all of the terms and conditions of the Settlement Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto to be authorized, as of the date first written above.

GAMING:                                 NORTHWIND:

Aladdin Gaming, LLC, a Nevada limited   Northwind Aladdin, LLC, a Nevada limited
liability company, Debtor and Debtor-in liability company
-Possession

By: __________________________________  By: __________________________________
Name: ________________________________  Name: ________________________________
Title: _______________________________  Title: _______________________________




HANCOCK ENTITIES:                       STATE STREET:

John Hancock Life Insurance Company,    State Street Bank and Trust Company, in
a Massachusetts life insurance company  its capacity as Collateral Agent for the
                                        Hancock Entities under the Security
By: __________________________________  Agreement dated as of June 7, 1999, the
     Gary M. Pelletier                  Agency and Disbursement Agreement dated
Title: Managing Director                as of June 7, 1999, the Pledge Agreement
                                        dated as of June 7, 1999, the Leasehold
                                        Deed of Trust, Assignment of Leases and
                                        Rents and Security Agreement dated as of
                                        April 5, 1999, and all other agreements
                                        for which State Street Bank and Trust
                                        Company serves as Collateral Agent with
                                        respect to the Northwind Aladdin, LLC,
John Hancock Variable Life Insurance    Floating Rate Series A Senior Secured
Company, a Massachusetts life           Notes and Fixed Rate Series B Senior
insurance company                       Secured Notes

By: __________________________________  By: __________________________________
Name: ________________________________  Name: ________________________________
Title: _______________________________  Title: _______________________________


First Signature Page to First
Amendment to Settlement Agreement and
Releases

                                        BAZAAR:

John Hancock Reassurance Company, Ltd., Aladdin Bazaar, LLC, a Delaware limited
a Bermuda limited company               liability company

                                        By:  TH Bazaar Centers, Inc., a Delaware
                                             corporation, Member

By: __________________________________  By: __________________________________
Name: ________________________________  Name: ________________________________
Title: _______________________________  Title: _______________________________

Second Signature Page to First          By: __________________________________
Amendment to Settlement Agreement and   Name: ________________________________
Releases                                Title: _______________________________

                                    EXHIBIT A

                              ADDITIONAL COVENANTS

A.       The Energy Project Agreements

         1. Aladdin Gaming, LLC ("Gaming") developed and built a resort, casino, and entertainment complex called the Aladdin Hotel and Casino (the "Resort").

         2. As part of the Resort project, Gaming requested bids to develop, construct, own and operate an energy production and distribution facility in Las Vegas, Nevada, to supply hot water, chilled water and electricity to the Resort (the "Services").

         3. Gaming selected Northwind Aladdin, LLC ("Northwind") to develop, construct, own and operate the energy production facility (the "Northwind Facilities") to serve the Resort, a retail shopping complex that would become the Desert Passage Mall, as well as a music themed hotel and casino to be owned and operated by Aladdin Music, LLC.

         4. The energy project was memorialized in the following series of integrated agreements (collectively, the "Energy Project Agreements"):

                  a. On or about December 3, 1997, Gaming and Northwind signed a development agreement (the "Development Agreement") with respect to the development, construction, ownership and installation of the Northwind Facilities.

                  b. On or about December 3, 1997, Gaming and Northwind signed a lease (the "Lease") for an initial twenty-year term, subject to limited renewal rights, for the lease of certain real property by Gaming to Northwind on which the Northwind Facilities were to be constructed.

                  c. The Services are provided by Northwind to the Resort pursuant to an Energy Services Agreement dated September 24, 1998 (as subsequently amended, the "ESA"). The ESA is an executory services contract that sets forth the monetary obligations of Gaming to Northwind as well as the executory obligations owed by Northwind to Gaming.

                  d. The Development Agreement, the Lease, and the ESA were amended three times - in September 25, 1998, May 28, 1999, and May 28, 1999.

                  e. In June 1999, Gaming, Northwind, the Bank of Nova Scotia as Administrative Agent for Gaming's secured lenders, State Street Bank and Trust Company as Collateral Agent for Northwind's secured lenders, and certain affiliates of Gaming signed the Subordination, Non-Disturbance and Attornment Agreement ("SNDA") to memorialize the various parties' agreement to Northwind's assignment of a security interest in the Northwind Facilities to certain third-party lenders, among other matters.

         5. Gaming and Northwind intended, and continue to intend, the Energy Project Agreements to be construed together to evidence their agreement regarding the development, construction, ownership and operation of the Northwind Facilities.

         6. The Energy Project Agreements are clear and unambiguous on their face in that they reflect that Gaming and Northwind intended that Northwind would own, and Northwind in fact owns, the Northwind Facilities.

B.       Contractual References to Northwind's Ownership of the Northwind
         Facilities

         7. The Development Agreement states in the First Recital that Gaming "requested bids to construct, own and operate an energy facility in Las Vegas, Nevada, to supply hot water, chilled water and electricity to the Aladdin
Project . . . ."

         8. In Section 2(b) of the Development Agreement, the parties specifically agreed that "[t]he plant shall be located on Aladdin Lands and shall be constructed, owned and operated by Northwind . . . ."

         9. The Lease states in the First Recital thereof that Gaming "has selected [Northwind] to develop, construct, own and operate an energy production facility to supply hot water, chilled water and electricity to said complex."

         10. Article 4.1 of the Lease reiterates Northwind's ownership interest by providing that "[t]itle to the Improvements [defined as the improvements being constructed by Northwind in accordance with the terms of the Development Agreement and ESA] and to all of the personal property owned by [Northwind] and used in connection with the construction, operation and maintenance of the Project is now and shall be and remain in [Northwind] from and after the date hereof . . . ."

         11. In Section 1.8 of the SNDA, Gaming (as well as all other signatories) specifically acknowledged that "Northwind is the sole owner of the Energy Project and certain related personal property, machinery and equipment (the `Equipment') to be constructed, installed and located at the Energy Project Site [defined as a portion of the Aladdin property, as further legally described in Exhibit A to the SNDA]."

C.       Additional Contractual Terms Reflecting Northwind's Ownership

                  Multiple End Users

         12. The Energy Project Agreements contemplate that there will be multiple end users of the hot water, chilled water and electrical generation capacity to be supplied by the Northwind Facilities.

         13. In the course of negotiations between Gaming and Northwind, Gaming and Northwind anticipated that the chilled water and electrical generation capacity supplied by the Northwind Facilities would be provided to the Desert Passage Mall, and that the hot water, chilled water and electrical generation capacity supplied by the Northwind Facilities would be provided to another hotel being planned by Aladdin Music, LLC in addition to the Resort.

         14. Northwind built the Northwind Facilities with extra capacity, namely, space for a seventh chiller and a fourth boiler, so that Northwind would be able to service additional customer(s) beyond Gaming, the Desert Passage Mall and Aladdin Music, LLC property.

                  Gaming's Purchase Rights

         15. The ESA in Sections 5.5 and 9.3 sets forth terms for Gaming to purchase the Northwind Facilities; for example, Section 5.5 pertains to the "Transfer of Information to Customer Pursuant to Sale" and Section 9.3 addresses "The Customer's Option to Purchase."

                  The Northwind Facilities As Security for Third-Party Financing

         16. Gaming and Northwind understood from the beginning of the Northwind Facilities project that Northwind intended to grant a lender security interests in and liens on the personal property, machinery, equipment, fixtures and other property of the Northwind Facilities and certain related supplier distribution and interconnection equipment in order to obtain financing for the construction of the Northwind Facilities.

         17. The Lease specifically provides in Article 11.2 that Northwind may grant a lender "security interests in and liens on the personal property, machinery, and equipment of [Northwind] located at the Project Site."

         18. Section 10.2(v) of the ESA provides that Northwind may "assign its right, title, and interest in this Agreement to any lender or lenders to whom [Northwind] provides a security interest in . . . the Northwind Facilities."

         19. The SNDA in Section 1.8 sets forth the acknowledgement of Scotiabank as Administrative Agent "for itself and the Aladdin Lenders that neither the Equipment on the Project Site nor the Distribution System (as defined in the Note Purchase Agreement) shall be subject to or encumbered by the Aladdin Deed of Trust, including, without limitation, where such Equipment or Distribution System is or is deemed to be a fixture on the Aladdin Property or the Project Site and that the security interest of the Collateral Agent granted pursuant to the Northwind Deed of Trust and the Northwind Security Agreement in the Energy Project shall encumber the Equipment and the Distribution System shall be encumbered thereby."

                  Northwind's Assumption of the Economic Risks of Ownership

         20. The Development Agreement makes clear in Sections 2(e) and (f) that Gaming is not responsible for the acts of Northwind with regard to the construction and operation of the facility and assumes no responsibility for injury or claims resulting from regulatory non-compliance or facility defects.

         21. The Lease specifies Northwind's obligations to purchase and maintain a variety of insurance, including all-risk property insurance and a liability umbrella policy of at least $50,000,000, in Section 6.1 thereof.

         22. Section 8.1 of the ESA requires Northwind to indemnify Gaming for claims incurred as a result of the maintenance and operation of the Northwind Facilities as well as any personal injury or property damage suffered by a third party.

                  Control of the Northwind Facilities

         23. Gaming and Northwind intended Northwind to have, and Northwind in fact has, complete operational and physical control of the Northwind Facilities.

                  Northwind's Abandonment of the Northwind Facilities

         24. Section 9.2 of the ESA provides that upon expiration or termination of the agreement, unless Gaming purchases the Northwind Facilities pursuant to Section 9.3 or directs Northwind to remove the Northwind Facilities pursuant to Section 9.2(b), Northwind "shall abandon the Northwind Facilities as is and where is and shall have no further obligations under" the ESA or Lease.

                  Recharacterization Analysis

         25. In construing a written contract to determine if recharacterization is appropriate, a court must discern the true intent of the parties and look to the economic substance of the transaction. Swallow Ranches
v. Bidart, 525 F.2d 995, 998 (9th Cir. 1975).

         26. To evaluate the parties' intent, a court should look first to the written agreement itself; a court may refer to parol evidence only if the agreement is ambiguous on its face. E.g., Trans W. Leasing Corp. v. Corrao Constr. Co., Inc., 652 P.2d 1181, 1183 (Nev. 1982).

                  Integration of Contracts

         27. Whether two or more agreements constitute a single contract is a question of law. Sprouse v. Wentz, 781 P.2d 1136, 1140 (Nev. 1989).

         28. Where there are several agreements relating to the same transaction, the agreements should be construed as a whole. Butler v. Lovoll, 620 P.2d 1251, 1253 (Nev. 1980).

         29. To determine whether the parties intended multiple agreements to be construed as one contract, a court must look to the language employed and the subject matter of the contract. Sprouse v. Wentz, 781 P.2d at 1140.

         30. Gaming and Northwind intended the Development Agreement, the Lease, the ESA (together with the three amendments thereto) and the SNDA to be construed together to evidence their agreement regarding the development, construction, ownership and operation of the Northwind Facilities.

                  Contract Interpretation

         31. In interpreting a contract, a court must ascertain the intention of the parties. If the intent is clear from the contract, the court does not look outside the contract. Great Am. Airways, Inc. v. Airport Auth. of Washoe County, 743 P.2d 628, 629 (Nev. 1987).

         32. Whether a contract is ambiguous on its face is a question of law for a court to resolve. Union Building Materials Corp. v. Haas and Haynie Corp., 577 F.2d 568, 571 (9th Cir.

1978); Insurance Company of North America v. Hilton Hotels U.S.A., Inc., 908 F. Supp. 809, 814 (D. Nev. 1995), aff'd, 110 F.3d 715 (9th Cir. 1997).

         33. "If no ambiguity exists, the words of the document must be taken in their usual and ordinary meaning." Insurance Company of North America
v. Hilton Hotels U.S.A., Inc., 908 F. Supp. at 814.

         34. Where "a written contract is clear and unambiguous on its face, extraneous evidence cannot be introduced to explain its meaning." Geo. B. Smith Chem. v. Simon, 555 P.2d 216 (Nev. 1976).

         35. Only when a contract is reasonably susceptible to more than one interpretation or when terms of a contract directly contradict each other is extrinsic evidence permitted to resolve the ambiguity and determine the true intent of the parties. See Trans W. Leasing Corp. v. Corrao Constr. Co., Inc., supra, 652 P.2d at 1182-3; Lagrange Constr., Inc. v. Kent Corp., 496 P.2d 766, 768-9 (Nev. 1972).

         36. Northwind owns the central utility plant building, the fixtures, and certain equipment, including portions of the supplier distribution and interconnection equipment, necessary to the operation of the Northwind Faciltiies and the provision of hot and chilled water and back-up emergency power, including without limitation the property, fixtures, equipment and personal property set forth on the Schedule attached hereto as Exhibit "1" and incorporated herein by reference.

                  Preclusive Effect of Covenants

         37. These covenants shall have preclusive effect under the principles of res judicata, collateral estoppel, and law of the case, against the parties in this adversary proceeding, their privies and their successors-in-interest in any and all subsequent litigation (including, without limitation, any subsequent bankruptcy proceeding, or in the Gaming Bankruptcy Case upon any conversion to chapter 7) that pertains in any way to Northwind's ownership interest in the Northwind Facilities or any of the issues more specifically set forth above.